                                                                   EXHIBIT 10.12

                                                                  EXECUTION COPY





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                               ASSET USE AGREEMENT


                           dated as of March 31, 1999


                                     between


                               AUTOMOTIVE BUSINESS
                                  TRUST 1999-A

                                 as the Obligee


                                       and


                                OXFORD AUTOMOTRIZ
                             DE MEXICO S.A. DE C.V.

                                 as the Obligor

                    ---------------------------------------


================================================================================




THIS IS COUNTERPART NO. _____ OF SIX (6) SERIALLY NUMBERED MANUALLY EXECUTED
COUNTERPARTS.  TO THE EXTENT, IF ANY, THAT THIS DOCUMENT CONSTITUTES CHATTEL
PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT
MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN
COUNTERPART NO. 1.

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                                TABLE OF CONTENTS


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SECTION 1.        Definitions; Construction.......................................................................1
         (a)      Definitions.....................................................................................1

SECTION 2.        Agreement for Purchases and Construction Advances...............................................1
         (a)      Purchases.......................................................................................1
         (b)      Construction Advances...........................................................................2
         (c)      Funding Dates...................................................................................2
         (d)      Agreement.......................................................................................2
         (e)      Capitalized Interest and Yield during Construction Period.......................................3

SECTION 3.        Conditions......................................................................................3
         SECTION 3.1       Conditions Precedent to Acquisition Dates..............................................3
                  (a)      Operative Documents....................................................................3
                  (b)      Corporate Documents, Incumbency Certificate, etc.......................................4
                  (c)      Acquisition Date Notice................................................................4
                  (d)      Asset Use Supplement...................................................................4
                  (e)      Intentionally omitted..................................................................4
                  (f)      Liens..................................................................................4
                  (g)      Plans and Specifications...............................................................5
                  (h)      Authorized Officer's Certificate.......................................................5
                  (i)      Recordation of Instruments.............................................................5
                  (j)      Opinions...............................................................................5
                  (k)      Intentionally omitted..................................................................5
                  (l)      Appraisal..............................................................................5
                  (m)      Certified Copy of Prime Construction Contract..........................................6
                  (n)      Architect's Certificate................................................................6
                  (o)      Insurance Certificates.................................................................6
                  (p)      No Material Adverse Change.............................................................6
                  (q)      Absence of Liens, etc..................................................................6
                  (r)      Material Consents, etc.................................................................6
                  (s)      Maximum Cost...........................................................................7
                  (t)      Available Commitment...................................................................7
                  (u)      Payment of Fees........................................................................7
                  (v)      No Default.............................................................................7
                  (w)      Other Documents........................................................................7
         SECTION 3.2       Conditions Precedent to Construction Advances..........................................7
                  (a)      Construction Advance Notice............................................................7
                  (b)      Construction Documents Assignment......................................................7

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                  (c)      Absence of Liens, etc..................................................................8
                  (d)      Material Consents, etc.................................................................8
                  (e)      Maximum Cost...........................................................................8
                  (f)      Payment of Fees........................................................................8
                  (g)      No Default.............................................................................8
                  (h)      Other Documents........................................................................8
         SECTION 3.3       Conditions Precedent to Completion Date................................................8

SECTION 4.        Delivery, Acceptance and Use of Assets; Characterization........................................9
         (a)      Delivery, Acceptance and Use....................................................................9
         (b)      Characterization................................................................................9

SECTION 5.        Term............................................................................................9

SECTION 6.        Return of Assets................................................................................9
         (a)      Location of Redelivery..........................................................................9
         (b)      Return Conditions..............................................................................10
         (c)      Delivery of Maintenance Records, etc.; Inspection..............................................11
         (d)      Inspection by Independent Architect or Surveyor................................................11
         (e)      Revocation of Return Option....................................................................11
         (f)      Rights in Equity...............................................................................11

SECTION 7.        Basic Hire and Other Payments..................................................................12
         (a)      Basic Hire.....................................................................................12
         (b)      Supplemental Hire..............................................................................12
         (c)      Method of Payment..............................................................................12
         (d)      Calculation of Basic Hire......................................................................13
         (e)      Choice of Basic Assumptions....................................................................13

SECTION 8.        Net Agreement..................................................................................13

SECTION 9.        Certain Covenants of Obligor...................................................................14
         (a)      Financial Information and Reports; Further Assurances..........................................14

SECTION 10.       Use of Assets; Compliance with Laws............................................................15
         (a)      Use of Assets..................................................................................15
         (b)      Compliance with Laws...........................................................................15
         (c)      Exclusive Possession; Manning, etc., of Assets.................................................16
         (d)      Maintenance of Asset Documentation.............................................................16
         (e)      Quiet Enjoyment................................................................................17

                                      -ii-
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SECTION 11.       Maintenance and Repair of Assets...............................................................17

SECTION 12.       Replacements; Alterations; Modifications.......................................................18

SECTION 13.       Marking of Assets; Inspection..................................................................19
         (a)      Notice of Security Interest....................................................................19
         (b)      Inspection.....................................................................................19

SECTION 14.       Assignment and Subleasing......................................................................20
         (a)      By the Obligor.................................................................................20
         (b)      By the Obligee.................................................................................20

SECTION 15.       Liens..........................................................................................20

SECTION 16.       Loss, Damage or Destruction....................................................................21
         (a)      Risk of Loss, Damage or Destruction............................................................21
         (b)      Occurrence of Event of Loss....................................................................21
         (c)      Payment of Casualty Loss Value.................................................................21
         (d)      Partial Event of Loss..........................................................................22

SECTION 17.       Insurance......................................................................................23
         (a)      Coverage.......................................................................................23
         (b)      Adjustment of Losses...........................................................................23
         (c)      Application of Insurance Proceeds..............................................................23
         (d)      Policy Requirements............................................................................23
         (e)      Delivery of Insurance Certificates.............................................................24

SECTION 18.       General Tax Indemnity..........................................................................24

SECTION 19.       Indemnification................................................................................28

SECTION 20.       No Warranties..................................................................................29

SECTION 21.       Obligor's Representations and Warranties.......................................................30

SECTION 22.       Events of Default..............................................................................32
         (a)      Non-Payment....................................................................................33
         (b)      Specific Defaults..............................................................................33
         (c)      Other Defaults.................................................................................33
         (d)      Cross-Default..................................................................................33
         (e)      Representation or Warranty.....................................................................34

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         (f)      Insolvency.....................................................................................34
         (g)      Voluntary Proceedings..........................................................................34
         (h)      Involuntary Proceedings........................................................................34
         (i)      Failure of Enforceability......................................................................35
         (j)      Change of Control..............................................................................35

SECTION 23.       Remedies Upon Default..........................................................................35

SECTION 24.       Obligee's Right to Perform for the Obligor.....................................................37

SECTION 25.       Covenant of the Obligee With Respect to Obligee Liens..........................................38

SECTION 26.       Further Assurances.............................................................................38

SECTION 27.       Notices........................................................................................38

SECTION 28.       Obligor's Purchase Options and Obligations, Return Option, Extension
                  Option and Reversion Right.....................................................................38
         (a)      Obligor's Purchase Options.....................................................................38
         (b)      Return Option..................................................................................40
         (c)      Extension of Agreement Term....................................................................43
         (d)      Reversion Right................................................................................43

SECTION 29.       Payment of Transaction Expenses and Other Costs and Expenses...................................44
         (a)      Transaction Expenses...........................................................................44
         (b)      Other Costs and Expenses.......................................................................44

SECTION 30.       Owner for Income Tax Purposes..................................................................44

SECTION 31.       LIBOR Provisions...............................................................................44
         (a)      Funding Loss...................................................................................44
         (b)      Basis for Determining Variable Hire Inadequate or Unfair.......................................44
         (c)      Illegality.....................................................................................45
         (d)      Increased Cost and Reduced Return..............................................................45

SECTION 32.       Governing Law and Jurisdiction.................................................................47

SECTION 33.       Waiver of Jury Trial...........................................................................49

SECTION 34.       Currency of Account and Payment................................................................49

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SECTION 35.       Judgment Currency.....................................................................49

SECTION 36.       Waivers, Amendments, etc..............................................................50

SECTION 37.       Translation of Agreement into Spanish.................................................51

SECTION 38.       Miscellaneous.........................................................................52


                  SCHEDULES

Schedule I                 Notice Information
Schedule II                Disclosure Documents
Schedule III               Commitments

                  EXHIBITS

Exhibit A                  Form of Asset Use Supplement
Exhibit B-1                Form of Acquisition Date Notice
Exhibit B-2                Form of Construction Advance Notice
Exhibit C                  Form of Purchase Order
Exhibit D                  Form of Pledge Agreement
Exhibit D-1                Form of Mortgage
Exhibit E                  Form of Completion Certificate
Exhibit F                  Form of Continuation Notice

                               ASSET USE AGREEMENT



         ASSET USE AGREEMENT dated as of March 31, 1999, (herein, as amended and supplemented from time to time, called this "Agreement") between AUTOMOTIVE BUSINESS TRUST 1999-A, a Delaware business trust (herein, together with its successors and assigns, called the "Obligee" or "Owner"), and OXFORD AUTOMOTRIZ DE MEXICO S.A. DE C.V., a corporation organized and existing under the laws of Mexico (herein called the "Obligor").


                              W I T N E S S E T H:


         WHEREAS, the Obligor desires to obtain the use of the Assets of the Obligee and the Obligee desires to provide the Obligor with such use in each case on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the prompt payment of all amounts of Basic Hire and all other amounts owing hereunder by the Obligor and the performance and the observance by the Obligor of all the agreements, covenants and provisions contained herein for the benefit of the Owner, the Depositor, and the Participants and in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Owner agrees to grant to the Obligor the use of, and the Obligor agrees to use the Assets on the terms and conditions hereinafter set forth herein.

         SECTION 1.   Definitions; Construction.

                  (a) Definitions. All capitalized terms used herein shall, unless defined herein, have the respective meanings set forth in Appendix A to this Agreement, and the rules of interpretation set forth in Appendix A shall apply to this Agreement.

         SECTION 2.   Agreement for Purchases and Construction Advances.

                  (a) Purchases. Subject to the terms and conditions of this Agreement (including without limitation, the conditions set forth in Section 3.1), (i) on the First Acquisition Date the Obligee shall (x) purchase and accept title to the Land and any Improvements (collectively, the "Property") existing thereon for the Acquisition Cost specified in the Asset Use Supplement and (y) demise and grant use of the Property together with any improvements which thereafter may be constructed on the Land pursuant to the Construction Agency Agreement to the Obligor and (ii) on each subsequent Acquisition Date the Obligee shall purchase the Equipment listed in the Asset Use Supplement delivered on the First Acquisition Date for the Acquisition Cost therefor as specified in the Asset Use Supplement; provided, however, that the Obligee shall have no obligation to pay any such Acquisition Cost referred to above unless it shall have received an Acquisition Date Notice from the

                                        1
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                                                             Asset Use Agreement


         Obligor and funds from the Participants in an aggregate amount equal to such Acquisition Cost. Upon receipt of such funds from the Participants and satisfaction of the conditions set forth herein, the Obligee will deliver the Acquisition Cost of the Assets to the Obligor and the other Persons to be paid that portion of Acquisition Cost constituting Transaction Expenses (to the extent invoiced) on such Acquisition Date by wire transfer of immediately available funds to such account as designated in writing by the Obligor in its Acquisition Date Notice.

                  (b) Construction Advances. Subject to the terms and conditions of this Agreement (including without limitation, the conditions set forth in Section 3.2), on each date specified by the Obligor in a Construction Advance Notice, the Obligee shall fund an aggregate amount equal to the amount specified in such Construction Advance Notice, for the purpose of (x) paying to the Builder(s) specified in such Construction Advance Notice the progress payments and other amounts then due and payable with respect to the Property on such date, (y) paying Transaction Expenses (to the extent invoiced) to the Persons entitled thereto and (z) subject to clause (e) below, paying that portion of the Construction Advance constituting interest and Yield accrued and payable with respect to the Loans and Class I Certificates, to the extent such Loans and Class I Certificates represent interest and Yield payable during the Interim Term with respect to any Asset; provided, however, that the Obligee shall have no obligation to make any such Construction Advance unless it shall have received funds from the Participants in an aggregate amount equal to such Construction Advance. Upon receipt of such funds from the Participants and satisfaction of the conditions set forth herein, the Obligee will make the Construction Advance by wire transfer of immediately available funds to such account(s) as designated in writing by the Obligor in its Construction Advance Notice.

                  (c) Funding Dates. Each Acquisition Date and Construction Advance Date shall occur on notice from the Obligor to the Obligee, in the form of a properly completed Acquisition Date Notice or Construction Advance Notice, as the case may be, received by the Obligee not later than five (5) Business Days prior to the proposed Funding Date; provided, however, that the aggregate of all Acquisition Costs and Construction Advances paid for by the Obligee, after giving effect to the applicable Funding, shall not exceed the Maximum Cost. Notwithstanding any other provision hereof, no Funding shall be made on any date after the Commitment Termination Date.

                  (d) Agreement. Subject to, and upon all of the terms and conditions of this Agreement, the Obligee hereby agrees to allow the Obligor to use the Assets and the Obligor hereby agrees to use the Assets listed on Schedule I to the Asset Use Supplement referred to in
         Section 2(a) for the Term. Provided that no Event of Default has occurred and is continuing hereunder, neither the Obligee nor anyone claiming through or under the Obligee,

                                        2

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                                                             Asset Use Agreement


         shall interfere with the Obligor's quiet enjoyment and use of any Asset hereunder during the Term hereof. The Assets are hereby demised for use to the Obligor without any representation or warranty, express or implied, by the Obligee and subject to the rights of the parties in possession, the existing state of title (including, without limitation, Permitted Liens) and all Applicable Law. The execution by the Obligor of each Acquisition Date Notice and each Asset Use Supplement shall be deemed to be a representation by the Obligor that it has independently ascertained, and is fully satisfied with, the physical and legal status of the Assets referred to therein. The Obligor shall in no event have any recourse against the Obligee for any defect in or exception to title to any Asset, except to the extent that said exception to title is created or caused directly by the Obligee.

                  (e) Capitalized Interest and Yield during Construction Period. During the Interim Term interest and Yield with respect to the Assets shall accrue and be added to the Asset Use Balance. Such capitalized interest and Yield shall constitute part of each Construction Advance made with respect to the Assets.

         SECTION 3.        Conditions.

                  SECTION 3.1 Conditions Precedent to Acquisition Dates. The Obligee shall have no obligation to purchase any Asset on an Acquisition Date nor to demise for use the same to the Obligor unless, in each case, each of the following conditions are either fulfilled to the satisfaction of the Obligee and applicable Participants or waived by the Obligee and applicable Participants:

                           (a) Operative Documents. On or prior to the Closing Date, (i) this Agreement shall have been executed and delivered by the parties hereto, (ii) the Guaranty shall have been executed and delivered by the Guarantor, (iii) the Trust Agreement shall have been executed and delivered by the parties thereto, (iv) the Loan Agreement shall have been executed and delivered by the Obligee and the Lenders, (v) the Pledge Agreement shall have been executed and delivered by the parties thereto, (vi) the Construction Agency Agreement shall have been executed and delivered by the parties thereto, (vii) Real Estate Purchase and Sale Contract shall have been executed and delivered by the parties thereto, (viii) the Assignment Agreement shall have been entered into by the parties thereto, (ix) the Mortgages shall have been filed in proper legal form for registration in favor of the Tranche B Lenders, Class I Certificateholders and Tranche A Lenders at the Public Registry of Property, respectively in first and second priority, together with the corresponding aviso preventive, (x) [Intentionally Omitted], and (xi) the Intercreditor Agreement shall have been entered into by the parties thereto.


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                                                             Asset Use Agreement


                           (b) Corporate Documents, Incumbency Certificate, etc. On or prior to the Closing Date, the Obligee shall have received from each of the Obligor and the Guarantor, (1) a certified copy of its articles or certificate of incorporation and by-laws as in effect on the First Acquisition Date, certified by its Secretary or Assistant Secretary as of the initial Acquisition Date, which certificate shall state that such articles or certificate of incorporation and by-laws are in full force and effect in the form attached to such certificate, (2) a certificate of existence with respect to it, dated no earlier than the twentieth (20th) day prior to the Closing Date, (3) a certificate of its Secretary or Assistant Secretary certifying as to the incumbency of its officers who are authorized to execute and deliver on its behalf the Operative Documents and other documents, instruments and agreements to be executed by it pursuant to this Agreement and the other Operative Documents (4) certified copies of the powers-of-attorney pursuant to which the Obligor shall execute the relevant agreements and (5) a notarized power-of-attorney (together with an acceptance letter) granted to the process agent in New York for each of the Obligor and the Guarantor.

                           (c) Acquisition Date Notice. The Obligee shall have received a fully executed Acquisition Date Notice substantially in the form of Exhibit B-1 (each an "Acquisition Date Notice"), which notice shall specify the date of the proposed acquisition, the aggregate Acquisition Cost for the Assets, covered by the Asset Use Supplement, (including approved Transaction Expenses) to be funded on such date, and shall be accompanied by a Purchase Order covering all of the Assets to be funded on such date.

                           (d) Asset Use Supplement. The Obligee shall have received an Asset Use Supplement for the Assets, duly executed by the Obligor, and dated the First Acquisition Date.

                           (e)    Intentionally omitted.

                           (f) Liens. The Obligee and Lenders shall have received reports acceptable to Obligee and counsel to each Participant from each appropriate filing or recording offices, in respect of a search of the applicable files and any indices of Liens maintained by such offices (including, if applicable, indices of judgement, revenue and tax liens), which reports shall evidence that the Assets are free and clear of all Liens other than Permitted Liens and are owned by the Person from whom the Obligee is required to purchase same pursuant to the relevant Acquisition Date Notice.


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
                                                             Asset Use Agreement


                           (g) Plans and Specifications. Prior to the First Acquisition Date, the Obligee shall have received a full set of general and detailed plans and specifications of the Land and the Improvements to be constructed thereon.

                           (h) Authorized Officer's Certificate. The Obligee shall have received a certificate from an Authorized Officer of the Obligor to the effect that the representations and warranties of the Obligor contained herein and in any certificate of the Obligor delivered pursuant hereto shall be true and correct on and as of such Acquisition Date with the same effect as though made on and as of such Acquisition Date.

                           (i) Recordation of Instruments. The Obligee shall have received evidence satisfactory to it that appropriate instruments have been filed in all jurisdictions necessary to perfect properly the first priority security interest in the Assets and other collateral, subject to no recorded Liens other than Permitted Liens of the type described in clauses
                  (a), (b) and (c) of the definition thereof.

                           (j) Opinions. (i) With respect to the initial Acquisition Date, the Obligee and each Participant shall have received written opinions of Baker & McKenzie and Dykema Gossett PLLC counsel to the Obligor and the Guarantor, dated the Acquisition Date and in form and substance satisfactory to the Obligee and (ii) with respect to each Acquisition Date, each Participant shall have received a written opinion of Baker & McKenzie or other counsel reasonably satisfactory to the Obligee and the Participants, with respect to the perfection of the first priority security interest relating to the Assets created by Obligee in favor of the Participants and the validity, enforceability and perfection of the Obligee's Lien on the Assets purported to be created thereby, which opinions shall be in form and substance satisfactory to the Obligee and the Participants.

                           (k)    Intentionally omitted.

                           (l) Appraisal. The Obligee, and the Class I Certificateholders shall have received, no later than five (5) Business Days prior to the First Acquisition Date, an Appraisal of the Land, Improvements as if constructed in accordance with the Plans and Specifications, and Equipment to be placed or installed thereon, which Appraisal shall be dated as of a date that is satisfactory to the Obligee, and the Class I Certificateholders, and shall show that upon Completion of the Property and as of the Expiration Date, the Fair Market Sales Value of the Improvements to be constructed shall not be less than the Estimated Improvement Costs.

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
                                                             Asset Use Agreement


                           (m) Certified Copy of Prime Construction Contract. The Obligee and the Class I Certificateholders shall have received a copy of the Prime Construction Contract, certified by the Guarantor and Obligor to be a true, correct and complete copy of the Prime Construction Contract.

                           (n) Architect's Certificate. The Obligee shall have received a certificate from the Prime Architect or as to individual matters, other qualified professionals, in form and scope satisfactory to the Obligee, certifying that in the opinion of such Architect, based on the prevailing standard of care (i) the Property as improved in accordance with the Plans and Specifications and the contemplated use thereof by the Obligor will comply in all material respects with all Applicable Law (including, without limitation, all zoning and land use laws) and (ii) the Plans and Specifications have been prepared in accordance with all Applicable Law (including, without limitation, building, planning, zoning and fire codes) and upon completion of the Improvements in accordance with the Plans and Specifications, such Improvements on the Property will not encroach in any manner onto any adjoining land (except as permitted by express written easements or as insured by appropriate title insurance) and will consist of all Improvements on such Property.

                           (o) Insurance Certificates. The Obligee and each Participant shall have received certificates of insurance, loss payable endorsements and other evidence that the Obligor has complied with the provisions of Section 17.

                           (p) No Material Adverse Change. With respect to each Acquisition Date, there shall have occurred no material adverse change in the business, assets, operations, properties or financial condition of Obligor or the Guarantor and any of their respective Subsidiaries taken as a whole, since March 31, 1998.

                           (q) Absence of Liens, etc. No Event of Loss shall have occurred with respect to the Assets, and the Assets shall be free from any destruction or damage. The Assets shall be free and clear of all Liens, other than any Permitted Lien of the type described in clause (a), (b) or (c) of the definition of Permitted Liens.

                           (r) Material Consents, etc. All material licenses, registrations, permits, consents and approvals required by Federal, state or local laws or by any governmental body, agency or authority in connection with the Obligee's ownership of, and the delivery, acquisition, installation, use and operation of, the Assets shall have been obtained to the satisfaction of the Obligee;


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                                                             Asset Use Agreement


                           (s) Maximum Cost. After giving effect to such purchase, (i) the Acquisition Cost of the Assets shall not exceed the Fair Market Sales Value of such Assets as set forth in the Appraisal thereof delivered pursuant to clause (l), and
                  (ii) the aggregate Asset Costs of all Assets subject to this Agreement shall not exceed the Maximum Cost.

                           (t) Available Commitment. Notwithstanding any other provision hereof, the Owner shall not be obligated to make any Advance to the extent that such Advance shall exceed the commitment available for the Assets, as set forth in
                  Schedule III.

                           (u) Payment of Fees. The Obligor shall have paid all fees then due and payable pursuant to the Fee Letter (which fees may, subject to clause (s), be included in the Acquisition Cost).

                           (v) No Default. No Default or Event of Default shall have occurred and be continuing.

                           (w) Other Documents. The Obligee shall have received such other documents, appraisals, opinions, certificates and waivers, in form and substance satisfactory to the Obligee, as the Obligee may require in the exercise of its reasonable discretion.

                  SECTION 3.2 Conditions Precedent to Construction Advances. The Obligee shall have no obligation to fund any Construction Advance unless each of the following conditions are either fulfilled to the satisfaction of the Obligee and applicable Participants or waived by the Obligee and applicable
Participants:

                           (a) Construction Advance Notice. The Obligee shall have received a fully executed Construction Advance Notice substantially in the form of Exhibit B-2 (each a "Construction Advance Notice"), which notice shall specify the date of the proposed advance and the amount of the Construction Advance to be funded on such date with respect to the Assets (including approved Transaction Expenses and Construction Advances to be paid with respect to interest on the Loans and Yield on the Class I Certificates).

                           (b) Construction Documents Assignment. The Construction Documents Assignment shall have been duly authorized, executed and delivered by the Construction Agent, and the Consent and Agreement thereof shall have been duly executed by the Prime Contractor and Prime Architect.

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
                                                             Asset Use Agreement


                           (c) Absence of Liens, etc. No Event of Loss shall have occurred with respect to the Assets, and the Assets shall be free from any destruction or damage. The Assets shall be free and clear of all Liens, other than any Permitted Lien of the type described in clause (a), (b) or (c) of the definition of Permitted Liens.

                           (d) Material Consents, etc. With respect to the construction for which Funding has been requested, all material licenses, registrations, permits, consents and approvals required by Federal, state or local laws or by any governmental body, agency or authority in connection with the construction of the applicable Assets shall have been obtained to the satisfaction of the Obligee.

                           (e) Maximum Cost. After giving effect to the making of such Construction Advance, (i) the Asset Cost of the Assets shall not exceed the Fair Market Sales Value of such Assets as set forth in the Appraisal thereof delivered pursuant to Section 3.1(l), and (ii) the aggregate Asset Costs of all Assets subject to this Agreement shall not exceed the Maximum Cost.

                           (f) Payment of Fees. The Obligor shall have paid all fees then due and payable pursuant to the Fee Letter (which fees may, subject to clause (e), be included in the Construction Advance).

                           (g) No Default. No Default or Event of Default shall have occurred and be continuing.

                           (h) Other Documents. The Obligee shall have received such other documents, appraisals, opinions, certificates and waivers, in form and substance satisfactory to the Obligee, as the Obligee may require in the exercise of its reasonable discretion.

                  SECTION 3.3 Conditions Precedent to Completion Date. The Completion Date with respect to the Property shall occur on the earliest date on which the conditions set forth in this Section 3.3 shall have been satisfied or waived by the Required Participants:

                           (a) the construction with respect to the Property shall have been substantially completed in accordance with the applicable Plans and Specifications and all Applicable Law;

                           (b) the Assets shall be ready for operation in accordance with the Plans and Specifications therefor, and all appropriate Governmental Action shall have been taken for the operation of the Assets; and

                                                             Asset Use Agreement


                           (c) the Trustee, each Lender and each Class I Certificateholder shall have received a Completion Certificate from the Obligor in form and substance reasonably acceptable to the Obligee.

         SECTION 4.        Delivery, Acceptance and Use of Assets;
Characterization.

                  (a) Delivery, Acceptance and Use. The Obligee shall not be liable to the Obligor for any failure or delay in obtaining any of the Assets or making delivery thereof. THE EXECUTION BY THE OBLIGEE AND THE OBLIGOR OF THE ASSET USE SUPPLEMENT FOR THE ASSETS SHALL (A) EVIDENCE THAT THE ASSETS MAY BE UTILIZED UNDER, AND IS SUBJECT TO ALL OF THE TERMS, PROVISIONS AND CONDITIONS OF, THIS AGREEMENT, AND (B) CONSTITUTE THE OBLIGOR'S UNCONDITIONAL AND IRREVOCABLE ACCEPTANCE OF THE ASSETS FOR ALL PURPOSES OF THIS AGREEMENT.

                  (b) Characterization. As further described herein, the Obligor and the Obligee hereby agree to treat the arrangement created pursuant to this Agreement as a financing or conditional sale for Mexico Federal income tax purposes.

         SECTION 5. Term. Unless otherwise specified in the Asset Use Supplement the Basic Term for the Assets shall commence on (and include) the Basic Term Commencement Date and, unless this Agreement is sooner terminated with respect to all the Assets pursuant to the provisions hereof, shall end on the last day of the Basic Term thereof, as specified in the Asset Use Supplement, or if this Agreement is extended with respect to the Assets pursuant to Section 28(c) hereof, on the last day of the Additional Term thereof.

         SECTION 6. Return of Assets. Upon the expiration or earlier termination of the Term with respect to the Assets (unless the Obligor has exercised its purchase option pursuant to Section 28(a) or its Reversion Right in accordance with the Trust Agreement), the Obligor will, at its expense, cause the Assets to be redelivered to the Obligee by surrendering and delivering possession of the Assets to the Obligee or the Obligee's agent (or, if one or more third party sales have been consummated in accordance with Section 28(b), to the applicable purchaser(s) thereof) in compliance with all of the provisions of this Section 6.

                  (a) Location of Redelivery. The Obligor will, at its expense, cause the Assets to be redelivered to the Obligee by surrendering and delivering possession of the Assets to the Obligee or the Obligee's agent (or, if one or more third party sales have been consummated in accordance with Section 28(b), to the applicable purchaser(s) thereof) as shall be designated by the Obligee in writing;

                                                             Asset Use Agreement


                  (b) Return Conditions. At the time of such return to the Obligee, each of the following provisions shall have been satisfied:

                           (i) the Assets (and each part or component thereof) shall be in good operating order, repair and condition, ordinary wear and tear excepted, and not in need of any further repair or reconditioning to permit the Assets to be fully operational and fit for use as an Asset of the type specified in the Asset Use Supplement (the condition specified in this clause (i) being referred to herein as the "Redelivery Condition");

                           (ii) the Assets (and each part or component thereof) shall be in full compliance with Section 10(b),
                  Section 10(d) and Section 11 without any Permitted Noncompliance thereunder;

                           (iii) the Assets (and each part or component thereof) shall conform to and comply with all Applicable Laws;

                           (iv) the Assets shall have attached or affixed thereto (x) all Required Alterations and (y) all Optional Alterations to the extent such Optional Alterations are subject to the terms of this Agreement as provided in Section 12;

                           (v) each Asset (and each part or component thereof) shall be free and clear of all Liens, other than Liens of the type described in clause (a) or (b) of the definition of Permitted Liens;

                           (vi) the Assets shall be free of all advertising, insignia and distinctive markings placed thereon by the Obligor or any sub-obligor except as expressly provided herein;

                           (vii)  each Asset shall be free of sub-use
                  agreements;

                           (viii) all (x) Required Alterations and (y) to the
                  extent commenced prior to the Termination Date, Optional Alterations and other modifications, restorations and rebuilding with respect to the Assets, shall have been completed in a good and workmanlike manner and in compliance with all Applicable Laws and Insurance Requirements, and the Obligor shall have paid the cost of all such Required Alterations, Optional Alterations and other modifications, restorations and rebuilding prior to the redelivery of the Assets under this Section 6; and

                                                             Asset Use Agreement


                           (ix) any damaged equipment, outfit, tools, spare parts or replacement parts that constitute part of the Assets shall have been repaired or replaced as required by the Operative Documents.

         The Obligor shall pay for any repairs necessary to restore the Asset to the condition required by this Section 6.

                  (c) Delivery of Maintenance Records, etc.; Inspection. For the purpose of surrendering possession of the Assets required under this Section 6, the Obligor shall at its own cost, expense and risk, deliver to the Obligee all manuals and inspection, modification, overhaul and maintenance records applicable to the Assets (which records may exclude the cost of repairs, maintenance, modifications and overhauls) in its possession or to which is has reasonable access and permit the Obligee or its representatives access to the Assets during normal business hours for the purposes of inspecting the Assets and verifying that the return conditions set forth in this Section 6 have been complied with.

                  (d) Inspection by Independent Architect or Surveyor. Not later than one (1) month and not earlier than three (3) months prior to the Assets' redelivery, the Assets shall, at the sole cost and expense of the Obligor, be inspected by an independent architect or independent surveyor appointed by the Obligor and approved by the Obligee, the Tranche B Lenders and the Class I Certificate holders to determine the Assets' compliance with the Redelivery Condition. The Obligee, each Tranche B Lender and each Class I Certificateholder shall have received a report from such independent architect with respect to the Assets not later than one (1) month prior to the Assets' redelivery hereunder, certifying that the Assets are in compliance with the Redelivery Condition.

                  (e) Revocation of Return Option. If one or more of the provisions of this Section 6 or any provision of Section 28(b) shall not be fulfilled as of the date set forth herein or therein with respect to the Assets, then the Obligee shall declare by written notice to the Obligor its Return Option to be null and void (whether or not theretofore exercised by the Obligor), in which event the Obligor shall be obligated to purchase all Assets pursuant to Section 28(a) hereof on the Termination Date therefor.

                  (f) Rights in Equity. The provisions of this Section 6 and the provisions of Section 28(b) are of the essence of this Agreement, and upon application to any court of equity having Jurisdiction in the premises, the Obligee shall be entitled to a decree against the Obligor requiring specific performance of the covenants of tile Obligor set forth in this Section 6 and Section 28(b).

                                                             Asset Use Agreement


         SECTION 7.        Basic Hire and Other Payments.

                  (a) Basic Hire. The Obligor hereby agrees to pay Basic Hire with respect to the Assets during the Term thereof as set forth in this Section 7(a).

                           (i)    With respect to the Assets during the
                  Construction Period therefor, Basic Hire shall accrue on each day and be payable (with the proceeds of a Construction Advance as described in Section 2(e)) on each Hire Payment Date during the Interim Term of the Assets.

                           (ii) The Obligor hereby agrees to pay to the Obligee, Basic Hire for the Assets for the Basic Term with respect to all Hire Payment Dates. Such Basic Hire shall be payable in installments falling due on each Hire Payment Date in an amount equal to the Variable Hire payable with respect to the Variable Hire Periods ending on such Hire Payment Date; provided, that any amounts of Variable Hire due and payable with respect to the Assets during the Construction Period therefor may, subject to Section 2(e), be paid with the proceeds of a Construction Advance; provided, further, that notwithstanding that a Variable Hire Period may be for six (6) months, Basic Hire, including the Variable Hire payable with respect to such six-month Variable Hire Period, shall be due and payable no less frequently than each Hire Payment Date occurring three (3) months following the last day of the initial Variable Hire Period after the Base Term Commencement Date.

                  (b) Supplemental Hire. The Obligor also agrees to pay to the Obligee, or to whomsoever shall be entitled thereto as expressly provided herein, all Supplemental Hire, promptly as the same shall become due and owing, and in the event of any failure on the part of the Obligor so to pay any such Supplemental Hire hereunder the Obligee shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Hire.

                  (c) Method of Payment. All payments of Basic Hire and Supplemental Hire required to be made by the Obligor to the Obligee shall be paid in immediately available funds to the account outside Mexican territory designated by the Obligee. If the date that any payment of Basic Hire is due is other than a Business Day the payment of Basic Hire otherwise payable on such date shall be payable on the next succeeding Business Day. All payments of Basic Hire required to be made by the Obligor to the Obligee hereunder shall be paid to the Obligee at its address specified at the beginning of this Agreement or at such other address as the Obligee may hereafter designate in writing to the Obligor. All such payments shall be received by the Obligee not later than 1:30 P.M., New York time on the date due; funds received after such time shall for all purposes be deemed to have been

                                                             Asset Use Agreement


         received by the Obligee on the next succeeding Business Day. If any Basic Hire shall not be paid when due, the Obligor shall pay to the Obligee, or if any Supplemental Hire payable to or on behalf or for the account of the Obligee or other Person thereunto entitled is not paid when due, the Obligor shall pay to whomever shall be entitled thereto, in each case as a Supplemental Hire, interest at the Overdue Rate (to the maximum extent permitted by law) on such overdue amount from and including the due date thereof (not including any applicable grace period) to but excluding the Business Day of payment thereof.

                  (d)      Calculation of Basic Hire.

                           (i) The Funding Agent shall three (3) Business Days prior to each Hire Payment Date calculate the amount of Basic Hire and Supplemental Hire due and payable by the Obligor on the applicable Hire Payment Date. The Funding Agent's calculation of Basic Hire and Supplemental Hire due and payable shall be binding upon the Obligor in the absence of demonstrable error.

                           (ii) The Trustee shall: (i) not later than five (5) Business Days prior to any Hire Payment Date request the Funding Agent to confirm the amount of Basic Hire and Supplemental Hire due and payable on such Hire Payment Date; and (ii) not later than three (3) Business Days prior to any Hire Payment Date request the Funding Agent to calculate the amount of Basic Hire and Supplemental Hire due and payable on the next succeeding Hire Payment Date. The Trustee or Funding Agent on behalf of the Trustee will cause to be delivered, three (3) Business Days prior to each Hire Payment Date, notice of the occurrence of such Hire Payment Date and the amount due thereon; provided however, that in the event such notice is not delivered to the Obligor, the Obligor shall remain responsible for all amounts due and payable on such Hire Payment Date.

                  (e) Choice of Basic Assumptions. It is the intent of the parties hereto, acknowledging that Bank of Montreal, as Lender and Funding Agent, may solicit other lenders for the purpose of syndicating the Loans. In the event the Bank of Montreal is unsuccessful in its efforts to fully syndicate the Loans, the Obligee agrees that the pricing terms of the transaction contemplated hereunder shall be changed to ensure that the Bank of Montreal is able to fully syndicate the Loans.

         SECTION 8. Net Agreement. THIS AGREEMENT IS A NET ASSET USE AGREEMENT. THE OBLIGOR ACKNOWLEDGES AND AGREES THAT ITS OBLIGATIONS HEREUNDER, INCLUDING, WITHOUT LIMITATION, ITS OBLIGATIONS TO PAY BASIC HIRE FOR THE ASSETS COVERED HEREBY AND TO PAY ALL SUPPLEMENTAL HIRE PAYABLE HEREUNDER, SHALL BE UNCONDITIONAL AND IRREVOCABLE UNDER ANY AND ALL CIRCUMSTANCES, SHALL NOT BE SUBJECT TO CANCELLATION, TERMINATION, MODIFICATION OR REPUDIATION

                                                             Asset Use Agreement


BY THE OBLIGOR, AND SHALL BE PAID AND PERFORMED BY THE OBLIGOR WITHOUT NOTICE OR DEMAND AND WITHOUT ANY ABATEMENT, REDUCTION, DIMINUTION, SET OFF, DEFENSE, COUNTERCLAIM OR RECOUPMENT WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY ABATEMENT, REDUCTION, DIMINUTION, SET OFF, DEFENSE, COUNTERCLAIM OR RECOUPMENT DUE OR ALLEGED TO BE DUE TO, OR BY REASON OF, ANY PAST, PRESENT OR FUTURE CLAIMS WHICH THE OBLIGOR MAY HAVE AGAINST THE OBLIGEE, ANY PARTICIPANT, THE DEPOSITOR, ANY BUILDER, MANUFACTURER OR SUPPLIER, OR ANY, OTHER PERSON FOR ANY REASON WHATSOEVER, OR ANY DEFECT IN ANY ASSET, OR THE CONDITION, DESIGN, OPERATION OR FITNESS FOR USE THEREOF, ANY DAMAGE TO, OR ANY LOSS OR DESTRUCTION OF, ANY ASSET, OR ANY LIENS OR RIGHTS OF OTHERS WITH RESPECT TO ANY ASSET, OR ANY PROHIBITION OR INTERRUPTION OF OR OTHER RESTRICTION AGAINST THE OBLIGOR'S USE, OPERATION OR POSSESSION OF ANY ASSET, FOR ANY REASON WHATSOEVER, OR ANY INTERFERENCE WITH SUCH USE, OPERATION OR POSSESSION BY ANY PERSON OR ENTITY, OR ANY DEFAULT BY THE OBLIGEE IN THE PERFORMANCE OF ANY OF ITS OBLIGATIONS HEREIN CONTAINED, OR ANY OTHER INDEBTEDNESS OR LIABILITY, HOWSOEVER AND WHENEVER ARISING, OF THE OBLIGEE, OR OF ANY PARTICIPANT OR THE DEPOSITOR, OR OF THE OBLIGOR TO ANY OTHER PERSON, OR BY REASON OF INSOLVENCY, BANKRUPTCY OR SIMILAR PROCEEDINGS BY OR AGAINST THE OBLIGEE, TRUST COMPANY, ANY PARTICIPANT, THE DEPOSITOR, THE OBLIGOR OR THE GUARANTOR, OR FOR ANY OTHER REASON WHATSOEVER, WHETHER SIMILAR OR DISSIMILAR TO ANY OF THE FOREGOING, ANY PRESENT OR FUTURE LAW TO THE CONTRARY NOTWITHSTANDING; IT BEING THE INTENTION OF THE PARTIES HERETO THAT ALL BASIC HIRE AND SUPPLEMENTAL HIRE PAYABLE BY THE OBLIGOR HEREUNDER SHALL CONTINUE TO BE PAYABLE IN ALL EVENTS AND IN THE MANNER AND AT THE TIMES HEREIN PROVIDED, WITHOUT NOTICE OR DEMAND, UNLESS THE OBLIGATION TO PAY THE SAME SHALL BE TERMINATED PURSUANT TO THE EXPRESS PROVISIONS OF THIS AGREEMENT. NOTHING IN THIS SECTION 8 SHALL PROHIBIT THE OBLIGOR FROM PURSUING ANY RIGHT IT MAY HAVE UNDER THIS AGREEMENT OR OTHERWISE BY A SEPARATE PROCEEDING AGAINST THE OBLIGEE, ANY PARTICIPANT, THE DEPOSITOR OR ANY OTHER PERSON.

         SECTION 9. Certain Covenants of Obligor. The Obligor hereby covenants to the Obligee and each Participant that the Obligor shall, at all times until payment in full of all Obligations and the termination of all commitments of the Participants under the Operative Documents, comply with the covenants set forth in this Section 9.

                  (a) Financial Information and Reports; Further Assurances. The Obligor will deliver to the Obligee, the Depositor and each Participant:

                           (i) an English translation of the unaudited consolidated financial statements of the Obligor, within ninety (90) business days of the close of its fiscal year, or such later time as is then permitted under Mexican law;

                           (ii)   an English translation of the audited
                  consolidated financial statements of the Obligor, within one hundred twenty (120) days of the close of its fiscal year, or such later time as is then permitted under Mexican law;

                                                             Asset Use Agreement


                           (iii)  an English translation of the audited
                  consolidated financial statements of the Obligor, together with a reconciliation (in the form required by the Commission) to United States generally accepted accounting principles, in each case within one hundred eighty (180) days of the close of the fiscal year;

                           (iv) an English translation of the unaudited quarterly consolidated financial statements of the Obligor for each of the first three fiscal quarters, in each case within sixty (60) business days of the close of the relevant quarter;

                           (v) simultaneously with the delivery of each set of consolidated financial statements referred to in clauses
                  (ii), (iii) and (iv) above, an Authorized Officers' Certificate stating whether any Event of Default or Event of Loss exists on the date of such certificate and, if any Event of Default or Event of Loss then exists, setting forth the details thereof and the action which the Obligor is taking or proposes to take with respect thereto;

                           (vi) upon any officer of the Obligor becoming aware of the existence of an Event of Default or Event of Loss, an Authorized Officers' Certificate setting forth the details thereof and the action which the Obligor is taking or proposes to take with respect thereto.

         SECTION 10.       Use of Assets; Compliance with Laws.

                  (a) Use of Assets. The Obligor agrees that the Assets may be used only in a manner consistent with the Construction Agency Agreement and, after the Basic Term Commencement Date, the Assets shall be used solely as an automotive stamping and component assembly plant (including all incidental and supporting services) and in a manner consistent with the standards applicable to similar manufacturing facilities and in any event not less than the highest standards applied by Guarantor at similar manufacturing facilities owned by Guarantor or any of its Subsidiaries; provided, however that in no event shall the Assets be used for the storage of any Hazardous Material, except to the extent such storage relates to the operation, maintenance, repair and use of the Assets as permitted under this Section 10(a) and such storage does not violate any Environmental Law in any material respect. The Obligor shall pay, or cause to be paid, all charges and costs required in connection with the use of the Assets as contemplated by this Asset Use Agreement and the Construction Agency Agreement. The Obligor shall not commit or permit any waste of the Assets or any part thereof.

                  (b) Compliance with Laws. The Obligor agrees that the Assets will be used, operated and maintained (x) in compliance in all material respects and with all statutes, laws,

                                                             Asset Use Agreement


         ordinances, rules and regulations of any United States or Mexican Federal, state or local governmental body, agency or authority applicable to the use and operation of the Assets, including, without limitation, all Applicable Laws and environmental, noise and pollution laws (including notifications and reports) and (y) in compliance with all Insurance Requirements; provided, however, that the Obligor shall not be obligated to so comply with laws, rules or regulations to the extent that (i) the application or validity of any such law, rule or regulation is being contested diligently and in good faith by appropriate proceedings or compliance with such law, rule or regulation shall have been excused or exempted by a nonconforming use permit, waiver, extension or forbearance exempting it from such law, rule or regulation and (ii) failure to comply with such law, rule or regulation shall impose no risk of criminal or material civil liability on the Obligee and shall impose no material risk of the sale, forfeiture or loss of any Asset during the pendency of such noncompliance (any noncompliance satisfying both of the foregoing clauses (i) and (ii) being referred to herein as "Permitted Noncompliance"). Subject to the foregoing provisions, the Obligor shall procure and maintain in effect all licenses, registrations, certificates, permits, approvals and consents required by Federal, state or local laws or by any governmental body, agency or authority in connection with the ownership, use and operation of the Assets, including, without limitation, those required by environmental, noise and pollution laws (including notifications and reports) unless the failure to procure or maintain any such licenses, registrations, certificates, permits, appeals or consents would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Obligor shall not use any Asset, or knowingly permit any Asset to be used, for the transportation of any nuclear fuels, radioactive products, asbestos, PCB's, nuclear wastes, poisons or explosive materials, nor will the Obligor knowingly permit the Assets to engage in any unlawful trade or violate any law or carry any unlawful cargo that will expose the Assets to penalty, forfeiture or capture.

                  (c) Exclusive Possession; Manning, etc., of Assets. Subject to the terms and conditions of this Agreement, the Obligor and any permitted sub-user shall have exclusive possession and control of the Assets, and shall man, victual, equip, supply, furnish, outfit, maintain and repair, and operate the Assets at its own expense or by its own procurement throughout the Term. The Manager of the Assets shall be engaged and employed by the Obligor and shall remain the Obligor's servants, working the Assets on behalf of and at the risk of the Obligor. The Obligee shall not be required to pay any charges, or any other costs, charges and expenses whatsoever incident to the use, operation and maintenance of the Assets during the Term.

                  (d) Maintenance of Asset Documentation. The Obligor shall, without expense to the Obligee, throughout the Term maintain, or cause to be maintained the documentation of the Assets in the name of the Obligee under the laws of Mexico and the Obligee shall

                                                             Asset Use Agreement


         upon the request of the Obligor execute such documents and furnish such information as the Obligor may reasonably require to enable the Obligor to maintain, or cause to be maintained, such documentation. Notwithstanding anything to the contrary herein, no action or inaction by the Participants or the Obligee, or any of their respective Affiliates, that results in the loss (whether temporary or permanent) or other termination of the eligibility of the Assets for documentation under the laws of Mexico shall result in the Obligor having responsibility for costs, expenses or other Claims arising from such termination of eligibility or qualification.

                  (e) Quiet Enjoyment. The Obligee warrants and covenants that, unless an Asset Use Event of Default shall have occurred and be continuing and this Agreement shall have been declared to be in default pursuant to Section 23(a), the Obligor shall be entitled to the quiet use and enjoyment of the benefits of the Assets including the right to uninterrupted possession, use and operation of the Assets, and the Obligee shall not take or permit any Person claiming by, through or under it to take any action inconsistent with the Obligor's rights hereunder or under any of the other Operative Documents or otherwise, through its own actions or inactions, interfere or permit any such Person to interfere with such quiet use or enjoyment or such possession, use or operation or the rights of the Obligor or any other permitted sub-user or assignee to such quiet use or enjoyment or such possession, use or operation under any sub-use agreement or assignment permitted hereunder.

         SECTION 11. Maintenance and Repair of Assets. The Obligor agrees, at its own cost and expense, to maintain the Assets in good order and operating condition and in accordance with the terms of all manufacturer's warranties and in as good an operating condition, repair and appearance as when originally delivered, ordinary wear and tear excepted, and in compliance in all material respects with such maintenance and repair standards, ordinary wear and tear excepted, promulgated by the manufacturer for such Assets and, unless such noncompliance constitutes a Permitted Noncompliance, in compliance in all material respects with all Applicable Laws applicable to the maintenance and condition of the Assets, including, without limitation, Applicable Laws, environmental, noise and pollution laws and regulations (including notifications and reports), and Mexican law and any other legislative, executive, administrative or judicial body exercising any power or jurisdiction over the Assets, to the extent that such laws and rules affect the title, operation, maintenance or use of the Assets. The Obligor agrees to prepare and deliver to the Obligee and each Participant within a reasonable time prior to the required date of filing (or, to the extent permissible, file on behalf of the Obligee and each Participant) any and all reports (other than income tax returns) of which it has knowledge to be filed by the Obligee or any Participant with any Federal, state or other regulatory authority by reason of the ownership by the Obligee of the Assets or the leasing thereof to the Obligor. The Obligor hereby waives any right now or hereafter conferred by law to make repairs on the Assets at the expense of the Obligee.

                                                             Asset Use Agreement


         SECTION 12. Replacements; Alterations; Modifications. In case the Assets (or any equipment, part or appliance therein) are required to be altered, added to, replaced or modified in order to comply with any laws, regulations, requirements or rules ("Required Alteration") pursuant to Section 10 or 11 hereof, the Obligor agrees to make such Required Alteration at its own expense, unless a failure to make such Required Alteration constitutes a Permitted Noncompliance (in which case the Obligor shall not be required to make such Required Alteration so long as such failure constitutes a Permitted Noncompliance), and the same shall immediately be and become the property of the Obligee and subject to the terms of this Agreement. The Obligor may make any optional alteration to any Asset ("Optional Alteration"); provided, that such Optional Alteration does not adversely affect the value, utility or remaining useful life of such Asset or cause such Asset to become suitable for use only by Obligor. In the event such Optional Alteration is removable without causing irreparable damage to the Asset, and is not a part, item of equipment or appliance which replaces any part, item of equipment or appliance originally incorporated or installed in or attached to such Asset on the Acquisition Date therefor, or any part, item of equipment or appliance in replacement of or substitution for any such original part, item of equipment or appliance, any such Optional Alteration shall be and remain the property of the Obligor. To the extent such Optional Alteration is not readily removable without causing damage to the Asset to which such Optional Alteration has been made, or is a part, item of equipment or appliance which replaces any part, item of equipment or appliance originally incorporated or installed in or attached to such Asset on the Acquisition Date therefor or any part, item of equipment or appliance in replacement of or substitution for any such original part, item of equipment or appliance, the same shall immediately be and become part of the Asset for all purposes of this Agreement and shall be subject to the terms of this Agreement. All Required Alterations and all parts installed or replacements made by the Obligor upon any Asset pursuant to its obligation to maintain and keep the Assets in good order, operating condition and repair under Section 11 hereof shall be considered accessions to such Asset and title thereto or security interest therein shall be immediately vested in the Obligee. Except as required or permitted by the provisions of this Section 12, the Obligor shall not modify an Asset without the prior written authority and approval of the Obligee. Any Required Alterations, and any parts installed or replacements made by Obligor upon any Asset pursuant to its obligation to maintain and keep the Assets in good order, operating condition and repair under Section 11 (collectively, "Replacement Parts") and all other parts which become the property of Obligee pursuant to this Agreement shall be free and clear of all Liens (other than Permitted Liens) and shall be, accessions to such Asset and title thereto or security interest therein shall be immediately and automatically vested in Obligee, for the benefit of the Participants. All Replacement Parts shall be in an operating condition that is as good as, and shall have a value and utility substantially equal to, or better than the replaced parts. Any part (other than a removable part) at any time removed from any Asset shall remain subject to the interests of Obligee and the Participants under the Agreement, no matter where located, until such time as such part shall be replaced by a part which has been incorporated or installed in or attached to such Asset and which meets the requirements for a Replacement Part specified above. No later than 45 days after the end of each fiscal quarter of

                                                             Asset Use Agreement


Obligor, Obligor shall deliver to Obligee, for the benefit of the Participants a Purchase Order evidencing the conveyance by Obligor to Obligee of all Replacement Parts not previously evidenced by a Purchase Order and such other documents in respect of such part or parts as the Required Class I Certificateholders may reasonably request in order to confirm that title to such part or parts has passed to Obligee, as hereinabove provided. All replacements pursuant to this Section 12 shall be purchased by Obligor with its own funds. There shall be no obligation on the part of the Obligee or any Participant to pay for or otherwise finance any such replacement.

         SECTION 13.       Marking of Assets; Inspection.

                  (a) Notice of Security Interest. On each Asset with an Acquisition Cost greater than or equal to $250,000 a notice in both the English and Spanish languages, reading as follows (or containing such other information as may be approved by the Obligee), printed in plain type of such size that the paragraph of reading matter shall cover a space not less than six inches wide by nine inches high, shall be placed and kept prominently displayed on such Asset:

                  "PROPERTY OF WILMINGTON TRUST COMPANY AS TRUSTEE UNDER AN ASSET USE AGREEMENT DATED AS OF MARCH 31, 1999."

         This Asset is owned by Automotive Business Trust 1999-A ("Obligee"), a Delaware business trust, and (i) is covered by a first priority security interest in favor of Bank of Montreal, as Funding Agent for the Lenders and Class I Certificateholders under the Loan Agreement dated March 31, 1999 and Trust Agreement dated as of March 19, 1999 and (ii) is and may be in the possession of and used by Oxford Automotriz de Mexico S.A. de C.V. ("Obligor"). Under the terms of said Agreement, neither the Obligee, the Obligor, any sub-obligor, the master or agent of this Asset nor any other person has any right. power or authority to create, incur or permit to be placed or imposed upon this Asset any lien whatsoever other than Permitted Liens under the Agreement.

                  (b) Inspection. Subject to any Applicable Laws, the Obligee, each Participant and any engineers accompanying the Obligee or any Participant or Person designated by the Obligee or any Participant to visit and inspect each of the Assets on such Person's behalf. shall have the right, at such Person's risk and expense (including, without limitation, as to personal injury and death) and under conditions reasonably acceptable to the Obligor (including, without limitation, with respect to time and place of inspection, the execution of waivers of liability reasonably acceptable to the Obligor, maintaining confidentiality, and the provision of proof of insurance reasonably acceptable to Obligor), to visit and inspect the Assets, and the Obligor will use reasonable efforts to make available its books and records related thereto and, pay the reasonable fees and expenses of no more than one (1) architect or surveyor with respect to each inspection of the Assets, all upon reasonable notice and at

                                                             Asset Use Agreement


         such reasonable times during normal business hours and as may be reasonably requested; provided, however, that unless there is an existing Event of Default, (x) the Obligee and Participants may not make more than one (1) inspection in any calendar year without the Obligor's prior written consent and (y) such inspection rights must be exercised subject to the supervision of the Obligor or its designee. Unless an Asset Use Event of Default shall have occurred and be continuing, the Obligor shall not be required to disclose any confidential information or allow anyone to inspect confidential materials. For the purposes of this Section 13(b), the Assets' records shall not be deemed to be confidential materials.

         SECTION 14.       Assignment and Subleasing.

                  (a) By the Obligor. THE OBLIGOR SHALL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF THE OBLIGEE AND THE REQUIRED PARTICIPANTS, LEASE OR SUB-LEASE ANY ASSET, THE OBLIGOR SHALL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF THE OBLIGEE AND ALL OF THE PARTICIPANTS, RELINQUISH, ASSIGN, TRANSFER OR ENCUMBER ITS RIGHTS, INTERESTS OR OBLIGATIONS HEREUNDER; PROVIDED HOWEVER THAT THE OBLIGOR SHALL BE PERMITTED TO SUBLEASE A PORTION OF THE ASSETS, FOR A TERM NOT TO EXTEND BEYOND THE TERMINATION DATE HEREOF, TO PERSONS ENGAGED IN THE LASER WELDING PROCESS AND OTHER RELATED MANUFACTURING PROCESSES. ANY ATTEMPTED LEASE OR SUB-LEASE, RELINQUISHMENT, ASSIGNMENT, TRANSFER OR ENCUMBRANCE BY THE OBLIGOR IN CONTRAVENTION OF THIS SECTION 14(a) SHALL BE NULL AND VOID.

                  (b) By the Obligee. The Obligee shall not sell, assign, transfer or grant a security interest in all or any part of the Obligee's rights, obligations, title or interest in, to and under the Assets, this Agreement, any Asset Use Supplement and/or any Basic Hire and Supplemental Hire payable under this Agreement or any Asset Use Supplement except as contemplated by the Operative Documents.

         SECTION 15. Liens. The Obligor will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to (i) any Asset, the Obligee's title thereto or any interest therein, or (ii) this Agreement or any of the Obligee's interests hereunder, except in the case of either clause (i) or (ii), Permitted Liens. The Obligor, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep this Agreement and all Assets free and clear of, and to duly discharge or eliminate or bond in a manner satisfactory to the Obligee and each Participant, any such Lien not excepted above if the same shall arise at any time. The Obligor will notify the Obligee and each Participant in writing promptly upon becoming aware of any tax or other

                                                             Asset Use Agreement


Lien (other than any Permitted Lien excepted above) that shall attach to any Asset, and of the full particulars thereof.

         SECTION 16.       Loss, Damage or Destruction.

                  (a) Risk of Loss, Damage or Destruction. The Obligor hereby assumes all risk of loss, damage, theft, taking, destruction, confiscation, condemnation, requisition or commandeering, partial or complete, of or to the Assets, however caused or occasioned, such risk to be borne by the Obligor with respect to the Assets from the date of this Agreement, and continuing until such Asset has been returned to the Obligee or its designee in accordance with the provisions of
         Section 6 or has been purchased by the Obligor in accordance with the provisions of Section 28(a). The Obligor agrees that no occurrence specified in the preceding sentence shall impair, in whole or in part, any obligation of the Obligor under this Agreement, including, without limitation, the obligation to pay Basic Hire.

                  (b) Occurrence of Event of Loss. If an Event of Loss occurs with respect to the Assets during the Term, the Obligor shall give to the Obligee prompt written notice thereof (an "Event of Loss Notice") and the Obligor shall pay to the Obligee the Casualty Loss Value of the Asset suffering such Event of Loss in accordance with clause (c).

                  (c) Payment of Casualty Loss Value. If an Event of Loss shall have occurred with respect to the Assets, then the Obligor shall pay to the Obligee on the earlier of (x) the next succeeding Hire Payment Date that is no earlier than one hundred eighty (180) days following the date of such Event of Loss and (y) the last day of the Term (such earlier date, the "Casualty Loss Value Payment Date") an amount equal to the sum of (i) all unpaid Basic Hire payable for such Asset for any Variable Hire Period in which the Event of Loss has occurred, plus (ii) the Casualty Loss Value of such Asset determined as of such Casualty Loss Value Payment Date, plus (iii) all other Supplemental Hire due for such Asset as of the date of payment of the amounts specified in the foregoing clauses (i) and (ii). Any payments received at any time by the Obligee or by, the Obligor from any insurer, any Government Authority, or other party (except the Obligor) as a result of the occurrence of such Event of Loss will be applied in reduction of the Obligor's obligation to pay the foregoing amounts, if not already paid by the Obligor, or, if already paid by the Obligor, will be applied to reimburse the Obligor for its payment of such amount, unless an Event of Default shall have occurred and be continuing. Upon payment in full of such Casualty Loss Value, Basic Hire and Supplemental Hire, (A) the obligation of the Obligor to pay Basic Hire hereunder with respect to such Asset shall terminate and the Term of such Asset shall terminate, and (B) the Obligee shall transfer to the Obligor, "as is where is" without recourse or warranty, (except

                                                             Asset Use Agreement


         as to the absence of Liens attributable to the Obligee described in clause (b) of the definition of Permitted Liens), all of the Obligee's right, title and interest in and to the Assets.

                  (d)      Partial Event of Loss.

                           (i) If an Event of Loss occurs with respect to less than all of the Assets and the cost of refurbishment, reconstruction, repair or replacement of such Assets is $2,000,000 or greater, the Obligee, upon demonstration by the Obligor to the reasonable satisfaction of the Obligee that such refurbishment, reconstruction, repair or replacement may be effected prior to the end of the Term, shall pay over to the Obligor those insurance proceeds it received with respect to such Event of Loss for the purpose of reimbursing the Obligor for expenses incurred in connection with such refurbishment, reconstruction, repair or replacement and the Obligor shall refurbish, reconstruct, repair or replace the Assets suffering such Event of Loss to the conditions required by Section 11 hereof as soon as reasonably practicable after such loss but in no event later than the last day of the Term. If in the Obligee's reasonable judgment such Assets may not be restored prior to the end of the Term it shall retain all insurance proceeds received in respect of such Event of Loss and may apply the same to the satisfaction of the payment of the Casualty Loss Value due and the Obligor shall pay to the Obligee the balance of the Casualty Loss Value in accordance with clause (c).

                           (ii) If an Event of Loss occurs with respect to less than all of the Assets and the cost of refurbishment, reconstruction, repair or replacement of such Assets is less than $2,000,000, the Obligor shall, as soon as reasonably practicable but in no event later than the last day of the Term, refurbish, reconstruct, repair or replace the Assets suffering such Event of Loss to the conditions required by
                  Section 11 hereof, and, to the extent the Obligee receives payment of insurance proceeds with respect to such Event of Loss, such proceeds shall be paid over to the Obligor for the purpose of reimbursing it for expenses incurred in connection with such refurbishment, reconstruction, or otherwise paying repair or replacement.

                           (iii) Notwithstanding anything in this clause (d) to the contrary, if an Event of Default has occurred and is continuing, all insurance proceeds paid to the Obligee with respect to an Event of Loss shall be retained by the Obligee until such Event of Default is cured or such proceeds are applied, in whole or in part, to the satisfaction of the Casualty Loss Value due.

                                                             Asset Use Agreement


         SECTION 17.       Insurance.

                  (a) Coverage. The Obligor, at its own cost and expense, shall carry and maintain or cause to be carried and maintained at all times during the Term insurance, on or with respect to the Assets and the operation thereof in an amount described on the Asset Use Supplement; provided, that, in all events such insurance shall be in such amounts and for such risks consistent with prudent industry practice and at least comparable in amounts and against risks customarily insured against by the Obligor, the Guarantor and their respective Affiliates in respect of Assets owned or Agreement by them similar in type to the Assets. All insurance required under this
         Section 17 shall be provided by financially sound and reputable insurers that are rated in Best's Insurance Guide or any successor thereto (or if there be none, an organization having a similar national reputation) at least as good as insurers of similar Assets owned by the Guarantor on the First Acquisition Date.

                  (b) Adjustment of Losses. Losses, if any, with respect to the Assets under all insurances or entries in protection and indemnity associations, whether or not required to be carried under Section 17(a), shall be adjusted with the insurance companies, including the filing of appropriate proceedings, by the Obligee, except in those cases where the Obligee has elected or is required to turn proceeds over to the Obligor, in which case the Obligor shall perform the adjustments; provided, however, that if an Event of Default shall have occurred and be continuing, such losses shall be adjusted solely by the Obligee.

                  (c) Application of Insurance Proceeds. So long as no Event of Default shall exist and be continuing hereunder, the entire proceeds of: (x) any property or casualty insurance or third party payments with respect to any damage to the Assets or (y) any payments made by any Governmental Authority in respect of any taking, confiscation, requisition or commandeering, or condemnation ("Confiscation Payments") with respect to the Assets shall be paid to the Obligee and the Obligee shall be named loss payee on the insurance described in clause (x). All proceeds of insurance in respect of loss or damage to the Assets shall be paid to the Obligee or its assigns if an Event of Default shall have occurred and be continuing at the time such proceeds are payable, and such proceeds shall, at the option of the Obligee, be held by the Obligee as security for the Obligor's obligations hereunder or applied against any payment obligations of the Obligor under this Agreement.

                  (d) Policy Requirements. Each policy required hereunder shall provide thirty (30) days' prior notice to the Obligee of cancellation or material change, and the Obligor shall obtain a waiver by such insurance company of any right to claim any premiums or commissions against the Obligee, any Participant or the Depositor. In addition, each liability policy required hereunder shall (i) be primary without right of contribution of any other insurance carried by or on behalf of the Obligee, the Participants and the Depositor and (ii)

                                                             Asset Use Agreement


         include the Obligee, the Depositor and each Participant as additional insureds as their respective interests may appear.

                  (e) Delivery of Insurance Certificates. Prior to the First Acquisition Date and thereafter at the request of the Obligee, the Obligor shall deliver to the Obligee, the Depositor and each Participant certificates of insurance issued by the insurer(s) for the insurance required to be maintained hereunder. If the Obligor shall fail to cause the insurance required under this Section to be carried and maintained, the Obligee, the Depositor or any Participant may provide such insurance and the Obligor shall reimburse the Obligee, the Depositor or such Participant, as the case may be, upon demand for the cost thereof as a Supplemental Hire hereunder.

         SECTION 18.       General Tax Indemnity.

                  (a) The Obligor agrees to pay, defend and indemnify and hold the Obligee, the Depositor, each Participant and their respective successors and assigns (each, a "Tax Indemnitee") harmless on an After-Tax Basis from any and all Mexican and United States Federal, state, local and foreign taxes, including, without limitation, sales and use taxes, fees, withholdings (other than with respect to Basic
         Hire), levies, imposts, duties, ad valorem or property taxes, import taxes, value added taxes, asset taxes, all license, franchise or registration fees, fines, tariffs, assessments and charges of any kind and nature whatsoever, together with any penalties, fines or interest thereon (herein called "taxes or other impositions") howsoever imposed, whether levied or imposed upon or asserted against any Tax Indemnitee, the Obligor, any Asset or any part thereof, by any Federal, state or local government or taxing authority in Mexico or the United States, or by any taxing authority or governmental subdivision of a foreign country, upon or with respect to (i) any Asset or any part thereof,
         (ii) the manufacture, construction, ordering, purchase, ownership, delivery, leasing, subleasing, re-leasing, possession, use, maintenance, registration, re-registration, titling, re-titling, licensing, documentation, return, repossession, sale or other application or disposition of any Asset or any part thereof, (iii) the rentals, receipts or earnings arising from any Asset or any part thereof, or (iv) this Agreement, each Asset Use Supplement, the Basic Hire and/or Supplemental Hire payable by the Obligor hereunder; provided, however, that the foregoing indemnity shall not apply to:

                           (1) any Mexico or United States Federal, state, local or foreign tax or other imposition based on or measured by net income (including any capital gains taxes, excess profits taxes, minimum taxes, alternative minimum taxes. branch profits taxes, accumulated earnings taxes and personal holding company taxes) or in the nature of a net income tax or imposed in lieu of a net income tax, and any franchise tax and other tax based on capital, receipts, net worth, surplus or comparable basis

                                                             Asset Use Agreement


                  of measurement (provided, that, notwithstanding this clause
                  (1), the Obligor shall pay, defend and indemnify each Tax Indemnitee as provided in clause (a) above for any taxes imposed by Mexican tax authorities on income from Mexican sources including but not limited to withholding taxes);

                           (2) any tax or other impositions in respect of this Agreement of any Asset that results from any act, event or omission (other than any act, event or omission expressly provided in Section 28(b)(v)) that occurs, or is imposed with respect to any period after, the earliest of (i) the return of possession of the Asset in compliance with this Agreement,
                  (ii) the expiration or earlier termination of this Agreement or (iii) the termination of this Agreement as the result of an Event of Loss;

                           (3) any tax or other impositions that are imposed on any Tax Indemnitee as a result of the gross negligence or willful misconduct of such Tax Indemnitee or its Affiliate or the willful breach by such Tax Indemnitee or such Affiliate of its obligations hereunder;

                           (4) any tax or other impositions that have not been paid and that are being contested in accordance with clause (b) below;

                           (5) any tax or other impositions that result from any voluntary transfer by any Tax Indemnitee of any interest in any Asset or any interest arising under this Agreement, or from any voluntary transfer of any interest in any Tax Indemnitee, or from any involuntary transfer of any of the foregoing interests in connection with any bankruptcy or other proceeding for the relief of debtors in which such Tax Indemnitee is the debtor or any foreclosure by a creditor of any Tax Indemnitee (other than, in any case, any transfer in connection with the exercise by the Obligor of its purchase option pursuant to Section 28(a) or a sale of any Asset pursuant to Section 28(b), in connection with the occurrence of an Event of Default, or an Event of Loss, or otherwise pursuant to this Agreement);

                           (6) any tax that is enacted or adopted as a substitute for or in lieu of any tax that would not have been indemnified against pursuant to Section 18(a);

                           (7) any tax or other impositions imposed on any Tax Indemnitee that would not have been imposed upon such Tax Indemnitee but for any failure of such Tax Indemnitee to comply with any information, documentation, reporting or other similar requirements concerning the nationality, residence, identity or connection with the jurisdiction imposing such tax or other impositions, if such compliance is required, under Applicable Law or treaty, to obtain or establish relief or exemption

                                                             Asset Use Agreement


                  from or reduction in such tax or other impositions and the Obligor has provided such Tax Indemnitee with a timely notice of such information, documentation, reporting or similar requirement;

                           (8) any tax or other impositions imposed as a result of any amendment or supplement to any Operative Document unless such amendment is requested or consented to by Obligor in writing; and

                           (9) any tax or other impositions imposed on, or with respect to, a transferee (or a subsequent transferee) of an original Tax Indemnitee to the extent of the excess of such tax or other impositions over the amount of such tax or other impositions that would have been imposed on, or with respect to, such original Tax Indemnitee had there not been a transfer by such original Tax Indemnitee of (A) the Assets or any interest therein or (B) any interest in, or arising under, any or all of the Operative Documents.

Notwithstanding the foregoing provisos (1) through (9), Obligor shall indemnify each Tax Indemnitee for any taxes identified in provisos 1, 4 or 6 (or any increase in such taxes) imposed on such Tax Indemnitee net of any decrease in such taxes realized by such Tax Indemnitee, to the extent that such tax or tax increase would not have occurred if on each Funding Date the Obligee had advanced funds to the Obligor in the form of a loan secured by the Assets in an amount equal to the amount funded on such Funding Date, with debt service for such loan equal to the Basic Hire payable on each Hire Payment Date and a principal balance at the maturity of such loan in an amount equal to the aggregate amount of the Asset Costs then outstanding at the end of the term of this Agreement. Notwithstanding the provisos (1) through (8), but subject to proviso (9), the Obligor shall pay or reimburse, and indemnify and hold harmless, any Tax Indemnitee which is not incorporated under the laws of the United States, or a state thereof, from any deduction or withholding of any United States Federal income tax to the extent such deduction or withholding results from a change of treaty, law or regulation. The Obligor will prepare and file any reports or returns required to be made with respect to any tax or other imposition for which the Obligor is responsible, directly or indirectly, if permitted by applicable law to file the same, and if not so permitted, the Obligor shall prepare such reports or returns for signature by the Obligee or, upon request of the Obligee, will promptly provide the Obligee with all information necessary for the making and timely filing of such reports or returns by the Obligee, and shall forward the same, together with immediately available funds for payment of any tax or other imposition due, to the Obligee, at least five (5) Business Days in advance of the date such payment is to be made. Upon written request, the Obligor shall furnish the Obligee with copies of all paid receipts or other appropriate evidence of payment for all taxes or other impositions paid by the Obligor pursuant to this Section 18. All of the indemnities contained in this Section 18 in respect of (i) any act, event or omission that occurs on or prior to termination of this Agreement and (ii) any sale described in

                                                             Asset Use Agreement


Section 28(b)(v) shall continue in full force and effect notwithstanding the expiration or earlier termination of this Agreement in whole or in part, including the expiration or termination of the Term with respect to any Asset (or all) of the Assets, and are expressly made for the benefit of, and shall be enforceable by, the Obligee, the Depositor and each Participant.

                  (b) In the event any claim, action, proceeding or suit is brought against any Tax Indemnitee with respect to which the Obligor would be required to indemnify such Tax Indemnitee, such Tax Indemnitee shall promptly give written notice of any such claim, action, proceeding or suit to the Obligor, provided, further, that the failure of any Tax Indemnitee to give such notice to the Obligor shall not relieve the Obligor from any of its obligations to provide indemnification to any Tax Indemnitee under this Section 18, except to the extent that such failure prejudices the Obligor's ability to contest such claim, action, proceeding or suit or to the extent that any amount for which indemnity of such Tax Indemnitee is required hereunder is otherwise a result of such Tax Indemnitee's failure to give notice. The Obligor may, at the Obligor's expense, in its own name or in the name and on behalf of the Tax Indemnitee resist and defend such action, suit or proceeding, or cause the same to be resisted or defended by counsel selected by the Obligor and reasonably satisfactory to such Tax Indemnitee and in the event of any failure by the Obligor to do so, the Obligor shall pay all costs and expenses (including, without limitation, attorney's fees and expenses) incurred by such Tax Indemnitee in connection with such action, suit or proceeding; provided, that, if, in the good faith judgement of the relevant Tax Indemnitee, the settlement of any action, suit or proceeding could materially and adversely affect such Tax Indemnitee's income tax liabilities (other than with respect to the transactions contemplated by this Agreement) then the Obligor shall not settle any such actions for which it has assumed the responsibility of defense without the consent of such Tax Indemnitee.

                  (c) If any Tax Indemnitee shall actually recognize (as determined in good faith by the relevant Tax Indemnitee) a tax benefit by reason of any tax paid or indemnified by Obligor pursuant to this
         Section 18 (whether such tax benefit shall be by means of a foreign tax credit, depreciation or cost recovery deduction, other credit or deduction, or otherwise) not otherwise taken into account in computing such payment or indemnity, such Tax Indemnitee shall pay to Obligor an amount equal to the amount of such tax benefit plus any tax benefit recognized as the result of any payment made pursuant to this sentence, when, as, if, and to the extent, recognized; provided, that such Tax Indemnitee shall not be required to make any payment pursuant to this sentence if and so as long as an Event of Default has occurred and is continuing. Each such Tax Indemnitee shall in good faith use reasonable efforts in filing its tax returns and in dealing with taxing authorities to seek and claim any such tax benefits.

                                                             Asset Use Agreement


                  (d) Obligor also agrees that (i) any and all payments by Obligor under this Agreement or any other Operative Document and (ii) any and all payments by the Obligee under this Agreement or any other Operative Document (including, without limitation, all payments to the holders of Notes or Class I Certificates (a "Holder") shall be made free and clear of, and without deduction or withholding for, any and all taxes or other impositions that are subject to indemnification under this Section 18, and that if Obligor or the Obligee shall be required under Applicable Law to deduct or withhold any such indemnifiable taxes or other impositions from or in respect of any payment hereunder or under any other Operative Document, then at the time such payment is made: (A) Obligor shall pay an additional amount such that the net amount actually received by the Person entitled to such payment (the "Payee") (including, without limitation, in the case of payments of Basic Hire by Obligor to the Obligee to be used for payments to a Holder) will, after making all required deductions and withholdings for all such indemnifiable taxes or other impositions (including deductions and withholdings applicable to additional amounts payable under this paragraph) and after taking into account all indemnifiable taxes or other impositions imposed on or with respect to the receipt or accrual of such additional amounts, equal the full amount of the payment due hereunder or under any other Operative Document, (B) Obligor shall make all deductions as are required under Applicable Law and (C) Obligor shall pay the full amount deducted or withheld to the relevant taxing authority or other Governmental Authority in accordance with Applicable Law and shall pay the balance of such additional amount directly to the Payee, in the case of any payment described in clause (i) of this sentence, and to the Obligee, in the case of any payment described in clause (ii) of this sentence.

         SECTION 19. Indemnification. The Obligor hereby assumes liability for, and does hereby agree to indemnify, protect, save, defend, and hold harmless the Obligee, Trust Company, the Depositor, each Participant and their respective officers, directors, stockholders, successors, assigns, agents and servants (each such party being herein, for purposes of this Section 19, called an "Indemnified Person") on an After-Tax Basis from and against any and all obligations, fees (including switching fees), charges (including demurrage charges), liabilities, losses, damages, penalties, claims, demands, actions, suits, judgments, costs and expenses, including legal expenses, of every kind and nature whatsoever, imposed on, incurred by, or asserted against any Indemnified Party, in any way relating to or arising out of (a) the manufacture, construction, ordering, purchase, acceptance or rejection, ownership, titling or retitling, registration or re-registration, delivery, leasing, subleasing, releasing, possession, use, operation, storage, removal, return, repossession, sale or other disposition of the Assets or any Asset, or any part thereof, including, without limitation, any of such as may arise from (i) the transactions contemplated by this Agreement or the other Operative Documents,
(ii) the loss or damage to any property or death or injury to any persons, (iii) patent or latent defects in any Asset (whether or not discoverable by the Obligor or any Indemnified Party), (iv) any claims based on strict liability in tort, (v) any claims based on patent, trademark, tradename or copyright infringement, (vi) any claims based upon any non-compliance with or violation of any

                                                             Asset Use Agreement


environmental control, noise or pollution laws or requirements, including without limitation, fines and penalties arising from violations of or noncompliance with such requirements or failure to report discharges, and costs of clean-up of any discharge and (vii) any loss or damage to any commodities loaded or unloaded by the Assets; or (b) any failure on the part of the Obligor to perform or comply with any of the terms of this Agreement; or (c) any power of attorney issued to the Obligor. The Obligor shall give each Indemnified Party prompt notice of any occurrence, event or condition known to the Obligor as a consequence of which any Indemnified Party may be entitled to indemnification hereunder. The Obligor shall forthwith upon demand of any such Indemnified Party reimburse such Indemnified Party for amounts reasonably expended by it in connection with any of the foregoing or pay such amounts directly; provided, however, that the Obligor shall not be liable to such Indemnified Party for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of such Indemnified Party. The Obligor shall be subrogated to an Indemnified Party's rights in any matter with respect to which the Obligor has actually reimbursed such Indemnified Party for amounts expended by it or has actually paid such amounts directly pursuant to this Section 19. In case any action, suit or proceeding is brought or, to such Indemnified Party's knowledge, threatened, against any Indemnified Party in connection with any claim indemnified against hereunder, such Indemnified Party will, promptly after receipt of notice of the commencement or threat of such action, suit or proceeding, notify the Obligor thereof in writing, enclosing a copy of all papers served upon such Indemnified Party. The Obligor may at the Obligor's expense, resist and defend such action, suit or proceeding, or cause the same to be resisted or defended by counsel selected by the Obligor and reasonably satisfactory to such Indemnified Party and in the event of any failure by the Obligor to do so, the Obligor shall pay all costs and expenses (including, without limitation, attorney's fees and expenses) incurred by such Indemnified Party in connection with such action, suit or proceeding; provided, however, that the failure of any Indemnified Party to give such notice to the Obligor shall not relieve the Obligor from any of its obligations to provide indemnification under this Section 19, except to the extent that any amount for which indemnity is required hereunder is a result of such failure to give notice; provided further that the Obligor shall be relieved of its obligations to provide indemnification to an Indemnified Party under this Section 19 to the extent that such Indemnified Party shall deliver to the Obligor a written notice waiving the benefits of the indemnification of such Indemnified Party provided by this Section 19 in connection with such claim, action, proceeding or suit. The provisions of this Section 19, and the obligations of the Obligor under this
Section 19, shall apply from the date of the execution of this Agreement notwithstanding that the Term may not have commenced with respect to the Assets, and shall survive and continue in full force and effect notwithstanding the expiration or earlier termination of this Agreement in whole or in part, including the expiration or termination of the Term with respect to any Asset or all Assets, and are expressly made for the benefit of, and shall be enforceable by, each Indemnified Party.

         SECTION 20. No Warranties. IT IS AGREED THAT NONE OF THE OBLIGEE, TRUST COMPANY, THE DEPOSITOR OR ANY PARTICIPANT SHALL BE DEEMED TO HAVE

                                                             Asset Use Agreement


MADE, AND EACH IS DEEMED TO HEREBY DISCLAIM ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO TITLE TO, AS TO THE DESIGN, CONDITION OR MERCHANTABILITY OF, AS TO THE QUALITY OF THE MATERIAL, EQUIPMENT OR WORKMANSHIP IN OR THE CONFORMITY THEREOF TO THE PLANS AND SPECIFICATIONS, OR AS TO THE FITNESS OF THE ASSETS FOR ANY PARTICULAR PURPOSE OR AS TO ELIGIBILITY OF THE ASSETS FOR ANY PARTICULAR TRADE, OR THE PRESENCE OR ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR ANY OTHER WARRANTY OR REPRESENTATION WHATSOEVER. THE OBLIGOR HEREBY WAIVES ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT OR INFRINGEMENT) IT MIGHT HAVE AGAINST THE OBLIGEE, TRUST COMPANY, THE DEPOSITOR, ANY PARTICIPANT OR ANY OTHER INDEMNIFIED PERSON FOR ANY LOSS, DAMAGE (INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGE) OR EXPENSE CAUSED BY THE ASSETS OR BY THE OBLIGOR'S LOSS OF USE THEREOF FOR ANY REASON WHATSOEVER, INCLUDING COMPLIANCE WITH ENVIRONMENTAL LAWS. So long and only so long as an Event of Default shall not have occurred and be continuing, and so long and only so long as the Assets shall be subject to this Agreement and the Obligor shall be entitled to possession of the Assets hereunder, the Obligee authorizes the Obligor, at the Obligor's expense, to .assert for the Obligee's account, all rights and powers of the Obligee under any Builder's, manufacturer's, vendor's or dealer's warranty with respect to the Assets and the Obligee agrees to cooperate with the Obligor to the extent reasonably necessary to permit the Obligor to realize the benefits of such warranties; provided, however, that the Obligor shall indemnify, protect, save, defend and hold harmless the Obligee, Trust Company, the Depositor, the Participants and the other Indemnified Persons from and against any and all claims, and all costs, expenses, damages, losses and liabilities incurred or suffered by the Obligee in connection therewith, as a result of, or incident to, any action by the Obligor pursuant to the foregoing authorization. Nothing in this Section 20 shall be construed as a waiver of any right that either the Obligee or the Obligor may have against any person other than the Obligee, the Trustee, the Depositor, the Participants and the other Indemnified Persons.

         SECTION 21. Obligor's Representations and Warranties. The Obligor hereby represents and warrants that:

                  (a) the Obligor is a corporation duly organized and validly existing under the laws of Mexico, and is qualified to do business in, and is in good standing in, each state or other jurisdiction in which the nature of its business makes such qualification necessary;

                  (b) the Obligor has the corporate power and authority to execute and perform this Agreement and to demise the Assets hereunder, and has duly authorized the execution, delivery and performance of this Agreement;

                                                             Asset Use Agreement


                  (c) the demise of the Assets from the Obligee by the Obligor, the execution and delivery of this Agreement, the Asset Use Supplement and other related instruments, documents and agreements, the compliance by the Obligor with the terms hereof and thereof, and the payments and performance by the Obligor of all of its obligations hereunder and thereunder (i) have been duly and legally authorized by appropriate corporate action taken by the Obligor, (ii) are not in contravention of, and will not result in a violation or breach of, any of the terms of the Obligor's Certificate of Incorporation (or equivalent document), its By-Laws, or of any provisions relating to shares of the capital stock of the Obligor, and (iii) except where such violation or breach could not reasonably be expected to have a Material Adverse Effect, (x) not violate or constitute a breach of any provision of law, any order of any court or other agency of government, or any indenture, agreement or other instrument to which the Obligor is a party, or by or under which the Obligor or any of the Obligor's property is bound, or (y) be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or instrument, or result in the creation or imposition of any Lien upon any of the Obligor's property or assets other than Permitted Liens;

                  (d) this Agreement has been executed by the duly authorized officer or officers of the Obligor and delivered to the Obligee and constitutes, and when executed by the duly authorized officer or officers of the Obligor and delivered to the Obligee the Asset Use Supplement and related instruments, documents and agreements with respect to the Assets will constitute, the legal, valid and binding obligations of the Obligor, enforceable in accordance with their terms;

                  (e) neither the execution and delivery of this Agreement or any Asset Use Supplement by the Obligor, nor the payment and performance by the Obligor of all of its obligations hereunder and thereunder, requires the consent or approval of, the giving of notice to, or the registration, filing or recording with, or the taking of any other action in respect of, any Federal, state, local or foreign government or governmental authority or agency or any other Person;

                  (f) no mortgage, deed of trust, or other Lien (other than a Permitted Lien) which now covers or affects any property or interest therein of the Obligor, now attaches to any Asset, the proceeds thereof or this Agreement, or in any manner affects or will affect adversely the Obligee's rights and security interest therein;

                  (g) with respect to any Assets for which an Acquisition Date Notice has been made, the Obligor holds (or, upon Completion of the Improvements, will hold) all licenses, certificates and permits from governmental authorities necessary to use and operate the Assets in accordance with the provisions of this Agreement;

                                                             Asset Use Agreement


                  (h) there is no litigation or other proceeding now pending or, to the best of the Obligor's knowledge, threatened against or affecting the Obligor, in any court or before any regulatory commission, board or other administrative governmental agency (i) which would directly or indirectly adversely affect or impair the title of the Obligee to the Assets or (ii) which could reasonably be expected to have a Material Adverse Effect;

                  (i) all balance sheets, statements of profit and loss and other financial statements set forth in the Disclosure Documents fairly present the financial condition of the Obligor on the dates for which, and the results of its operations for the periods for which, the same have been furnished, and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered thereby (except as noted therein); and there has been no material adverse change in the financial condition of the Obligor, since the date of the Disclosure Documents, except as may be contemplated and disclosed under the Disclosure Documents;

                  (j) no approval that has not been obtained by the Obligor as of the date of this representation and warranty is required from any regulatory body, board, authority or commission, nor from any other administrative or governmental agency, nor from any other Person, with respect to the execution, delivery and performance of this Agreement, other than such approvals the failure to obtain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                  (k) except for the filings required pursuant to Section 3.1(i), no further action, including any filing or recording of any document (including any other financing statement) is necessary or advisable in order to establish and perfect the Obligee's title to and interest in the Assets as against the Obligor and any third parties in any applicable jurisdictions in the United States, or Mexico;

                  (l) the Disclosure Documents are true and correct in all material respects and do not omit any information necessary to make the information provided, in light of the circumstances under which such information was provided, not materially misleading; and

                  (m) the Obligor is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 22. Events of Default. Any of the following events shall constitute an Event of Default:

                                                             Asset Use Agreement


                  (a) Non-Payment. The Obligor shall fail to make (i) any payment of Basic Hire within five (5) Business Days of the date due,
         (ii) any payment of Casualty Loss Value, EBO Purchase Option Amount, End of Term Purchase Option Amount or Deficiency on the date due or
         (iii) any other Supplemental Hire within ten (10) days after notice thereof; or

                  (b)      Specific Defaults.

                           (i) The Obligor shall fail to observe or perform any of the covenants, agreements or obligations of the Obligor set forth in Sections 6, 14(a), 28(a) and 28(b); or

                           (ii) the Obligor shall fail to maintain in effect the insurance required under Section 17 or (iii) the Guarantor shall fall to observe any of its covenants, agreements or obligations set forth in the Guaranty; or

                  (c) Other Defaults. The Obligor shall fail to perform or observe any other covenant, condition, or agreement to be performed or observed by it under this Agreement, or in any Operative Document or other agreement or certificate furnished to the Obligee or any Participant in connection with this Agreement, and such failure shall continue unremedied for thirty (30) days after the earlier of (i) written notice to the Obligor specifying such failure and demanding the same to be remedied and (ii) the date on which a responsible officer of the Obligor shall have actual knowledge thereof; or

                  (d) Cross-Default. The Guarantor or any of its Subsidiaries shall (i) fail to make any payment in respect of any Indebtedness having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $3,000,000 when due (whether by scheduled maturity, required prepayment acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure
         (ii) fail to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any Indebtedness having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $3,000,000 and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity or (iii) any Guaranty Event of Default shall have occurred and be continuing; or

                                                             Asset Use Agreement


                  (e) Representation or Warranty. Any representation or warranty made by (i) the Obligor under this Agreement or in any Asset Use Supplement, (ii) the Guarantor in the Guaranty, or (iii) the Obligor or the Guarantor in any document or certificate furnished by the Obligor or the Guarantor, as the case may be, to the Obligee or any Participant in connection herewith or pursuant hereto, shall prove to be untrue or incorrect in any material respect when made; or

                  (f) Insolvency. The Obligor or the Guarantor shall become insolvent or make an assignment for the benefit of creditors or consent to the appointment of a trustee, sindico, liquidator or receiver; or a trustee, sindico, liquidator or a receiver shall be appointed for the Obligor or the Guarantor or for a substantial part of its property without its consent and shall not be dismissed for a period of ninety
         (90) consecutive days; or any execution or writ or process shall be issued under any action or proceeding against the Obligor or the Guarantor whereby any of the Assets may be taken or restrained; or

                  (g) Voluntary Proceedings. The Obligor or the Guarantor shall (i) generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any case or proceeding or file any petition under the Ley de Quiebras y de Suspension de Pagos or any bankruptcy, suspension of payments, insolvency or similar law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, trustee, sindico, liquidator, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it in any bankruptcy, suspension of payments, insolvency or similar case or proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, sindico, liquidator, custodian or liquidator for itself or a substantial portion of its property, assets or business, or (ii) take corporate action for the purpose of effectuating any of the foregoing; or

                  (h) Involuntary Proceedings. Involuntary proceedings or an involuntary petition shall be commenced or filed against the Obligor or the Guarantor under the Ley de Quiebras y de Suspension de Pagos or any bankruptcy, suspension of payments, insolvency or similar law or seeking the dissolution, liquidation or reorganization of the Obligor or the Guarantor or the appointment of a receiver, trustee, custodian or liquidator for the Obligor or the Guarantor or of a substantial part of the property, assets or business of the Obligor or the Guarantor, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of the Obligor or the Guarantor, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be stayed, release,

                                                             Asset Use Agreement


         vacated or fully bonded, within ninety (90) consecutive days after commencement, filing or levy, as the case may be; or

                  (i) Failure of Enforceability. This Agreement or the Guaranty shall cease to be the legally valid, binding and enforceable obligation of the Obligor and the Guaranty, respectively; or the Obligor or the Guarantor shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or

                  (j)      Change of Control. Any Change of Control shall occur.

         SECTION 23.       Remedies Upon Default.

                  (a) Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the Obligee shall, at the request of the Required Participants, or may, with the consent of the Required Participants, declare this Agreement to be in default (provided that, upon the occurrence of any event specified in clause (f), (g) or (h) of Section 22, the commitments of the Obligee hereunder and all Loan Commitments shall automatically terminate and the unpaid Asset Costs of the Assets and all accrued and unpaid Basic Hire and other amounts due hereunder shall automatically become due and payable without further act of or notice by the Obligee or any Participant), and the Obligee may exercise one or more of the following remedies as the Obligee in its sole discretion may elect:

                           (i) The Obligee may terminate or cancel this Agreement, without prejudice to any other remedies of the Obligee hereunder and under applicable law, with respect to all or any Assets, and whether or not this Agreement has been so terminated, may enter the premises of the Obligor or any other party to take immediate possession of the Assets and remove all or any Assets by summary proceedings or otherwise, or may cause the Obligor, at the Obligor's expense, to store, maintain, surrender and deliver possession of the Assets in the same manner as provided in Section 6 hereof, all without liability to the Obligee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise;

                           (ii) The Obligee may hold or keep idle the Assets, as the Obligee in its sole discretion may determine, provided that the Obligee shall have a duty to use commercially reasonable efforts to mitigate its damages and the amounts owed to the Obligee, free and clear of any rights of the Obligor and without any duty to account to the Obligor with respect to such action or inaction or for any proceeds with respect thereto, except that the Obligor's obligation to pay Basic Hire for any Variable Hire

                                                             Asset Use Agreement


                  Periods commencing after the Obligor shall have been deprived of possession pursuant to this Section 23 shall be reduced by the net proceeds, if any, received by the Obligee from leasing the Assets to any Person other than the Obligor for the same Variable Hire Periods or any portion thereof;

                           (iii) The Obligee may sell all or any of the Assets at public or private sale as the Obligee may determine, free and clear of any rights of the Obligor, and the Obligor shall pay to the Obligee, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Hire due for the Asset(s) so sold for any Variable Hire Period commencing after the date on which such sale occurs), the sum of (x) all unpaid Basic Hire payable for each Asset for all Variable Hire Periods, plus (y) an amount equal to the excess, if any, of (A) the Casualty Loss Value of the Asset(s) so sold, computed as of the Hire Payment Date coincident with or next preceding the date of such sale, over (B) the net proceeds of such sale, plus interest at the Overdue Rate on the amount of such excess from the Hire Payment Date as of which such Casualty Loss Value is computed until the date of actual payment, plus (z) all unpaid Supplemental Hire due with respect to each Asset so sold;

                           (iv)   Whether or not the Obligee shall have
                  exercised, or shall thereafter at any time exercise, any of its rights under clause (i) or (ii) above with respect to any Assets, the Obligee, by written notice to the Obligor specifying a payment date, may demand that the Obligor pay to the Obligee, and the Obligor shall pay to the Obligee, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Hire due for any Assets for any Variable Hire Period commencing after the payment date specified in such notice and in lieu of the exercise by the Obligee of its remedies under clause (ii) above in the case of a re-lease of such Assets or under clause (iii) above with respect to a sale of such Assets), the sum of (i) all unpaid Basic Hire payable for such Assets for all Variable Hire Periods, plus (ii) all unpaid Supplemental Hire due with respect to such Assets as of the payment date specified in such notice, plus (iii) an amount, with respect to each such Asset, equal to the Casualty Loss Value of such Asset computed as of the Hire Payment Date coincident with or next preceding the payment date specified in such notice; provided, however, that with respect to any such Asset returned to or repossessed by the Obligee, the amount recoverable by the Obligee pursuant to the foregoing shall be reduced (but not below zero) by an amount equal to the fair market sales value of such Asset as of the date on which the Obligee has obtained possession of such Asset;

                           (v) Unless all of the Assets have been sold in their entirety, the Obligee may, whether or not the Obligee shall have exercised or shall thereafter at any time

                                                             Asset Use Agreement


                  exercise any of its rights under clause (ii), (iii) or (iv) of this Section 23 with respect to the Assets or portions thereof, demand, by written notice to the Obligor specifying a date not earlier than ten (10) days after the date of such notice, that the Obligor purchase, on such date, the Assets (or the remaining portion thereto in accordance with the provisions of Section 28(a) for a purchase price equal to the End of Term Purchase Option Amount for such Assets; provided, however that no such written notice shall be required upon the occurrence of any Event of Default described in clause (f),
                  (g) or (h) of Section 22; and

                           (vi) The Obligee may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Agreement.

In addition, the Obligor shall be liable for all costs and expenses, including reasonable attorney's fees, incurred by the Obligee, Trust Company, the Depositor or any Participant by reason of the occurrence of any Event of Default or the exercise of the Obligee's remedies with respect thereto, including all costs and expenses incurred in connection with the return of the Assets in accordance with Section 6 hereof or in placing the Assets in the condition required by said Section. For the purpose of clause (iv) above, the "fair market sales value" of any Asset shall mean such value as has been determined by an independent qualified appraiser selected by the Obligee. Except as otherwise expressly provided above, no remedy referred to in this Section 23 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Obligee at law or in equity; and the exercise or beginning of exercise by the Obligee of any one or more of such remedies shall not constitute the exclusive election of such remedies and shall not preclude the simultaneous or later exercise by the Obligee of any or all of such other remedies. No express or implied waiver by the Obligee of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

                  (b) After the sale of all of the Assets pursuant to the exercise of the Obligee's remedies under this Agreement, any amounts collected by the Obligee in such sale or sales which exceed the sum of
         (i) the applicable Casualty Loss Values for all Assets subject to this Agreement, plus (ii) any amounts owed by the Obligor to the Obligee under this Agreement, plus (iii) the costs incurred by the Obligee in consummating such sale, shall be paid to the Obligor by the Obligee.

         SECTION 24. Obligee's Right to Perform for the Obligor. If the Obligor fails to make any payment of Supplemental Hire required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, the Obligee may itself, after notice to the Obligor, make such payment or perform or comply with such agreement, and the amount of such payment and the

                                                             Asset Use Agreement


amount of the reasonable expenses of the Obligee incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Rate shall, if not paid by the Obligor to the Obligee on demand, be deemed a Supplemental Hire hereunder; provided, however that no such payment, performance or compliance by the Obligee shall be deemed to cure any Event of Default hereunder.

         SECTION 25. Covenant of the Obligee With Respect to Obligee Liens. The Obligee hereby agrees that so long as this Agreement is in effect and the Obligor shall not have elected the Return Option, the Obligee will, at the request of the Obligor and at the Obligee's own cost and expense, promptly take such action as may be necessary to discharge, or to cause to be discharged, all Liens attributable to the Obligee of the type described in clause (b) of the definition of "Permitted Liens" on the Assets.

         SECTION 26. Further Assurances. The Obligor will promptly and duly execute and deliver to the Obligee and the Participants such other documents and assurances, including, without limitation, such amendments to this Agreement as may be reasonably required by the Obligee or any Participant, and will take such further action as the Obligee or any Participant may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the Obligee and its rights, title and interests in and to the Assets.

         SECTION 27. Notices. All notices provided for or required under the terms and provisions hereof shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate Person at its address or facsimile number as set forth on Schedule I hereto, or at such other address or facsimile number as may from time to time be designated by such Person in writing to the respective parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when delivered; any notice, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed if transmitted and confirmed prior to 2:00 p.m. on a Business Day (and if transmitted and confirmed after 2:00 p.m. on a Business Day or if transmitted and confirmed on a day other than a Business Day, will be deemed received on the next succeeding Business Day).

         SECTION 28. Obligor's Purchase Options and Obligations, Return Option, Extension Option and Reversion Right.

                  (a)      Obligor's Purchase Options.

                           (i) End of Term Purchase Option. With respect to the Asset Use Supplements, the Obligor shall be entitled, at its option, upon written notice to the Obligee as hereinafter provided, to purchase all, but not less than all, Assets then

                                                             Asset Use Agreement


                  subject to this Agreement; provided that (i) no Event of Default shall have occurred and be continuing, (ii) the Obligee shall not have commenced its exercise of remedies under Section 23(a)(iii) and the Obligee shall not have commenced leasing the Assets to others under Section 23(a)(ii) and (iii) such purchase shall be consummated, and the Obligor shall pay the purchase price therefor to the Obligee in immediately available funds, on the Termination Date for the Assets covered by such Agreement Schedule. The purchase price for each such Asset shall be an amount (the "End of Term Purchase Option Amount"), payable in immediately available funds, equal to the sum of (w) the Casualty Loss Value of such Asset as of the Termination Date, plus (x) the Basic Hire due and payable for such Asset on the Termination Date, plus (y) any applicable sales, transfer or other similar taxes imposed as a result of such sale (other than gross or net income taxes attributable to such sale), plus (z) any Supplemental Hire then due and owing to the Obligee hereunder. The Obligee's sale of the Assets shall be on an as-is, where-is basis, without any representation or warranty by, or recourse to, the Obligee except that the Obligee shall warrant that each such Asset shall be returned free and clear of all Liens of the sort described in clause (d) of the definition of Permitted Liens. Upon receipt of the End of Term Purchase Option Amount therefor and satisfaction of the other conditions herein, the Owner shall deliver to the Obligor, or its designee, such instruments of transfer as reasonably requested by the Obligor. If the Obligor intends to exercise said purchase option in respect of the Termination Date, the Obligor shall give written notice to the Obligee to such effect not less than ninety (90) days prior to the expiration of the Term of said Assets. If the Obligor shall have given such written notice to the Obligee, or if the Obligor shall have failed to give notice to the Obligee of its election of the Return Option under Section 28(b) at least ninety (90) days prior to the end of the Term, such notice or omission shall constitute the irrevocable and binding obligation of the Obligor to purchase all Assets and to pay the Obligee the End of Term Purchase Option Amount on the Termination Date thereof (unless the Obligor, the Obligee and all of the Participants shall have agreed to extend the Term pursuant to Section 28(c)).

                           (ii) Early Buyout Option. With respect to the Asset Use Supplements, the Obligor shall be entitled, at its option, upon written notice to the Obligee as hereinafter provided, to purchase all, but not less than all, Assets then subject to this Agreement on any Hire Payment Date occurring after the initial Acquisition Date; provided, however, that (i) no Event of Default shall have occurred and be continuing, (ii) the Obligee shall not have commenced its exercise of remedies under Section 23(a)(iii) and the Obligee shall not have commenced leasing the Assets to others under Section 23(a)(ii) and (iii) such purchase shall be consummated, and the Obligor shall pay the purchase price therefor to the Obligee in immediately available

                                                             Asset Use Agreement


                  funds, on the Hire Payment Date specified in the Obligor's notice to the Obligee. The purchase price for the Assets shall be an amount (the "EBO Purchase Option Amount") equal to the sum of (w) the Casualty Loss Value of such Asset as of the immediately preceding Hire Payment Date, plus (x) all accrued and unpaid interest on Loans and Yield on Certificate Amounts, to the extent such Loans and Certificate Amounts are allocable to the Assets, plus (y) any applicable sales, transfer or other similar taxes imposed as a result of such sale (other than gross or net income taxes attributable to such sale), plus (z) any Supplemental Hire then due and owing to the Obligee hereunder (including without limitation, any amounts payable pursuant to Section 31(a) as a result of such purchase). The Obligee's sale of the Assets shall be on an as-is, where-is basis, without any representation or warranty by, or recourse to, the Obligee except that the Obligee shall warrant that the Assets shall be returned free and clear of all Liens of the sort described in clause (d) of the definition of Permitted Liens. If the Obligor intends to exercise said purchase option, the Obligor shall provide the Obligee with not less than sixty (60) days prior written notice thereof specifying the proposed purchase date (which date shall be a Hire Payment Date).

                  (b) Return Option. With respect to all Asset Use Supplements, in the event the Obligor has not exercised its option to purchase all of the Assets then subject to this Agreement pursuant to
         Section 28(a) or, exercised its Reversion Right granted to it under
         Section 5.10 of the Trust Agreement or with the Obligee and all of the Participants extended the Term pursuant to Section 28(c), then the Obligor shall have the option (the "Return Option") to return all (but not less than all) of the Assets; provided, however, that (x) the Obligor shall have given irrevocable written notice of its election of the Return Option not less than ninety (90) days prior to the expiration of the Term and (y) the Obligor shall comply with all terms and provisions of this Section 28(b). In the event that the Obligor has exercised its Return Option pursuant to this Section 28(b) and fails to return all of the Assets then being returned on or prior to the then scheduled Termination Date, then the Obligor shall be deemed to have elected to purchase all such Assets and to pay the Obligee the End of Term Purchase Option Amount.

                           (i) Marketing of Assets. The Obligor shall, during the period commencing on the date of its notice of its election of the Return Option and ending on the final Termination Date for the Assets (such period, the "Marketing Period"), use its best efforts to obtain bona fide bids for the Assets then subject to this Agreement from prospective purchasers who are not the Obligor, the Guarantor or any Affiliate thereof and who are financially capable of purchasing such Assets for cash on an as-is, where-is basis, without recourse to the Obligee or warranty from the Obligee (except that the Obligee shall warrant that each such Asset shall be returned

                                                             Asset Use Agreement


                  free and clear of all Liens attributable to the Obligee of the sort described in clause (b) of the definition of Permitted Liens). All bids received by the Obligor prior to the end of the Term of such Assets shall be immediately certified to the Obligee in writing, setting forth the amount of such bid and the name and address of the person or entity submitting such bid. Notwithstanding the foregoing, the Obligee, each Tranche B Lender and each Class I Certificateholder shall have the fight, but not the obligation, to seek bids for the Assets during the Marketing Period.

                           (ii) Sale of Assets to Third Party Buyer(s). On the Termination Date, provided that all the conditions hereof have been met, the Obligee shall sell (or cause to be sold) all Assets then subject to the Asset Use Supplement, for cash to the bidder or bidders, if any, selected by the Obligor, on an as-is, where-is basis and without recourse to the Obligee or warranty from the Obligee (except that the Obligee shall warrant that each such Asset shall be returned free and clear of all Liens attributable to the Obligee of the sort described in clause (a) or (b) of the definition of Permitted Liens), and upon receipt by the Obligee of the sales price the Obligee shall instruct the Obligor to deliver and the Obligor shall deliver such Assets to such bidder in accordance with Section 6; provided, that (x) any such sale to a third party shall be consummated, and the sales price for such Assets shall be paid to the Obligee in immediately available funds, on or before the Termination Date, and (y) the Obligee shall not be obligated to sell such Assets if (I) the Net Proceeds of Sale of such Assets are less than the aggregate Maximum Obligee Risk Amount applicable to such Assets as of the Termination Date, or (II) the Obligee has not received the amounts, if any, payable by the Obligor pursuant to clauses (iii) and
                  (iv). Except as expressly set forth herein, the Obligor shall have no right, power or authority to bind the Obligee in connection with any proposed sale of the Assets.

                           (iii) End of the Term Report and Indemnity. The Obligor shall, prior to the date occurring forty-five (45) days before the Termination Date, deliver to the Obligee an Appraisal in form and substance satisfactory to the Obligee, the Tranche B Lenders and the Class I Certificateholders (the "End of the Term Report"), which End of the Term Report shall state the appraiser's conclusions as to the reason for any decline in the Fair Market Sales Value of the Assets from that anticipated for the Termination Date in the Appraisal delivered on the Acquisition Date therefor. The Obligor shall pay to the Obligee on or prior to the Termination Date, as Supplemental Hire, an amount (not to exceed the Maximum Obligee Risk Amount) equal to the diminution in Fair Market Sales Value of the Assets that the End of the Tenn Report demonstrates was the result of a decline in the Fair Market Sales Value of the Assets due to: (A) extraordinary use, failure to maintain, to repair, to restore, to rebuild or to replace, failure to comply with all applicable laws, failure to use, workmanship,

                                                             Asset Use Agreement


                  method of removal or maintenance, repair, rebuilding or replacement (excepting in each case ordinary wear and tear),
                  (B) any modification made to, or any rebuilding of, any Asset or any part thereof, (C) the existence or presence of any hazardous substance on any Asset, (D) any taking, confiscation or deprivation of use of any Asset by any Governmental Authority, (E) any use of any Asset other than as contemplated by the Appraisal delivered on the Acquisition Date for such Asset, (F) the failure of the Obligee to have good and marketable title to any Asset free and clear of all Liens (other than Liens of the type described in clause (a) or (b) of the definition of Permitted Liens), (G) the existence of any sub-Agreement relating to any Asset, (H) the existence of any Liens on any Asset (other than Liens of the type described in clause (a) or (b) of the definition of Permitted Liens), or
                  (I) the existence of any actions, suits or proceedings pending or threatened with respect to any Asset (other than any such actions, suits or proceedings that are caused by acts or omissions of the Obligee or the Participants in violation of the terms of the Operative Documents).

                           (iv) Deficiency Payment. If the aggregate proceeds of sale of all Assets received by the Obligee from sales to third parties pursuant to clause (ii), after deducting therefrom the aggregate amount of all costs incurred by the Obligee in connection with such sales (such net amount being hereinafter referred to as "Net Proceeds of Sale") are less than the aggregate Estimated Residual Value of all of the Assets as of the Termination Date, the Obligor shall, on the Termination Date, pay to the Obligee as an end of term Hire adjustment, in immediately available funds, (x) an amount equal to such deficiency (a "Deficiency") as an adjustment to the Basic Hire payable under this Agreement for such Assets, plus (y) the Basic Hire due and payable for such Assets on the Termination Date, plus (z) any Supplemental Hire then due and owing to the Obligee or any other Indemnified Person hereunder (including all amounts due pursuant to Section 28(b)(iii)); provided, however, that if no Default or Event of Default shall have occurred and be continuing hereunder, the amount of the Deficiency payable by the Obligor with respect to the Assets covered by such Asset Use Supplement shall not exceed the Maximum Obligor Risk Amount as set forth in such Asset Use Supplement for such Termination Date.

                           (v) Obligor Payment if No Sale. If a sale of all Assets then covered by this Agreement either to the Obligor pursuant to Section 28(a) hereof or to a third party pursuant to Section 28(b) hereof has not been consummated on the Termination Date with respect thereto for any reason, then the Obligor shall, on the Termination Date of such Assets, pay to the Obligee as an end of term Variable Hire adjustment, in immediately available funds, as an adjustment to the Basic Hire payable under this Agreement for such Assets, an amount equal to (i) the Maximum Obligor Risk

                                                             Asset Use Agreement


                  Amount as set forth in the Asset Use Supplement for such Termination Date, if on the Termination Date no Default or Event of Default shall have occurred and be continuing hereunder or (ii) the Estimated Residual Value of all of such Assets, if on the Termination Date a Default or Event of Default shall have occurred and be continuing hereunder, plus, in either case, the Basic Hire due and payable for such Assets on the Termination Date plus all Supplemental Hire then due and owing with respect to such Assets. The Obligor shall remain liable for the payment of, and upon the consummation by the Obligee of the sale of any Assets after the Termination Date thereof, the Obligor shall pay, or reimburse the Obligee for the payment of, all applicable sales or other taxes imposed as a result of such sale, other than gross or net income taxes attributable to such sale, and such obligation shall survive the termination of this Agreement.

                           (vi) Conveyance of Assets to Obligee or Third Party Buyer. If the Obligor exercises its Return Option, then the Obligor shall, on the Termination Date for each Asset and at the Obligor's sole cost and expense, (x) deliver all of the Assets to the Obligee or the purchaser(s) thereof in accordance with the provisions of Section 6, (y) execute and deliver to the Obligee or such purchaser(s), as applicable, appropriate instruments conveying to such Person(s) all of the Obligor's right, title and interest in and to the Assets being conveyed and all warranties relating to such Assets and (z) cause an opinion of counsel to be delivered to the Obligee or such purchaser(s) as to the validity and effectiveness of the conveyance contemplated by such conveyance instruments, which opinion shall be in form and substance satisfactory to the Obligee.

                  (c) Extension of Agreement Term. The Obligee, the Obligor and the Participants may, upon the written request of the Obligor and at the sole discretion of the Obligee and the Participant, agree to extend the Basic Tenn for all, but not less than all, Assets subject to this Agreement for an additional period or additional periods on terms (including without limitation, with respect to amounts of Basic Hire payable by the Obligor during such period or periods) mutually agreed to by the Obligor and the Obligee, and upon the effectiveness of any such extension, the Termination Date shall automatically be extended to the last day of the Term for all purposes of the Operative Documents.

                  (d) Reversion Right. The Obligor shall be entitled to exercise the Reversion Right granted to it under Section 5.10 of the Trust Agreement, subject to the conditions set forth therein; provided, that the Reversion Right may not be exercised by the Obligor after the date occurring ninety (90) days prior to the expiration of the Term.

                                                             Asset Use Agreement


         SECTION 29.       Payment of Transaction Expenses and Other Costs and
                           Expenses.

                  (a) Transaction Expenses. The Obligor agrees, whether or not the transactions contemplated by this Agreement are consummated, to pay (or reimburse the Obligee for the payment of) all Transaction Expenses.

                  (b) Other Costs and Expenses. The Obligor further agrees to pay (or reimburse for the payment of), upon demand, (i) the reasonable fees, out-of-pocket expenses and disbursements of any law firm or other external counsel in connection with any amendment, supplement, waiver or consent with respect to any Operative Documents requested or approved by the Obligor and (ii) all reasonable out-of-pocket expenses (including the reasonable fees, out-of-pocket expenses and disbursements of counsel) incurred by the Obligee, Trust Company, the Depositor or the Participants in connection with (x) the enforcement of any rights or remedies against the Obligor or the Guarantor in connection with the Operative Documents and (y) the negotiation of any restructuring or "work-out" with the Obligor or the Guarantor, whether or not consummated, of any Obligations.

         SECTION 30. Owner for Income Tax Purposes. The Obligee agrees that the Obligor shall be deemed the owner of the Assets for Mexico federal, state and local income tax purposes and that, so long as no Event of Default shall have occurred and be continuing, the Obligee shall take no action inconsistent with such ownership for income tax purposes.

         SECTION 31.       LIBOR Provisions.

                  (a) Funding Loss. If any payment of Variable Hire with respect to Loans or Certificate Amounts based on the LIBOR is made on any day other than the Hire Payment Date applicable thereto, the Obligor shall reimburse the Obligee within fifteen (15) days after demand for any resulting loss or expense incurred by the Obligee or any Participant, including (without limitation) any loss incurred in obtaining, liquidating or employing funding from third parties, provided that the Obligee or any such Participant shall have delivered to the Obligor a certificate as to the amount of such loss or expense, which certificate shall take effect for all purposes hereof as determined in such certificate in the absence of manifest error unless and until otherwise judicially ordered. The Obligee or such Participant will, at the request of the Obligor, furnish such additional information concerning the determination of such loss as the Obligor may reasonably request.

                  (b) Basis for Determining Variable Hire Inadequate or Unfair. If on or prior to the first day of any Variable Hire Period, deposits in dollars (in the applicable amounts) are not being offered to the Obligee or any Participant (or any Affiliates of any thereof) in the relevant market for such Variable Hire Period, then the Obligee shall forthwith give notice

                                                             Asset Use Agreement


         thereof to the Obligor, whereupon until the Obligee notifies the Obligor that the circumstances giving rise to such suspension no longer exist, (i) the obligation of the Obligee to fund Acquisition Costs and/or Construction Advances based on LIBOR shall be suspended and (ii) all interest and Yield comprising Variable Hire shall be determined on the basis of the Alternate Base Rate plus the applicable Loan Margin or Certificate Margin, as the case may be.

                  (c) Illegality. If, on or after the date hereof, the adoption of any Applicable Law, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Obligee or any Participant (or any Funding Office thereof) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall in the opinion of counsel to the Obligee make it unlawful or impossible for the Obligee or any Participant (or any Funding Office thereof) to make, maintain or fund its portion of the Funding for Assets subject to this Agreement, and the Obligee shall so notify the Obligor, whereupon until the Obligee notifies the Obligor that the circumstances giving rise to such suspension no longer exist, the obligation to fund based on LIBOR shall be suspended and all Fundings (including all Loans and Certificate Amounts comprising such Fundings) shall accrue interest or Yield, as the case may be, on the basis of the Alternate Base Rate plus the applicable Loan Margin or Certificate Margin, as the case may be. The Obligee with the consent of the Obligor (which consent shall not unreasonably be withheld), will designate a hire funding office if such designation will avoid the need for giving such notice and will not, in the judgment of the Obligee, be otherwise disadvantageous to the Obligee. If such notice is given (i) the Obligor shall be entitled upon its request to a reasonable explanation of the factors underlying such notice and (ii) Variable Hire shall begin to be at the Alternate Base Rate either (a) on the last day of the then Variable Hire Period applicable thereto, if the Obligee or the applicable Participant may lawfully continue to maintain and fund LIBOR to such day or (b) immediately, if the Obligee or any Participant shall determine that it may not lawfully continue to maintain and fund LIBOR to such day.

                  (d)      Increased Cost and Reduced Return.

                           (A)    In the event that the adoption of any
                  Applicable Law, or any change therein or in the interpretation or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by the Obligee or any Participant with any request or directive after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency, other than such changes with respect to taxes which are governed by Section 18:

                                                             Asset Use Agreement


                                  (i) does or shall subject the Obligee or any Participant to any additional tax of any kind whatsoever with respect to this Agreement or any amounts hereunder or thereunder, or change the basis or the applicable rate of taxation of payments to the Obligee or any Participant of Variable Hire or any other amount payable hereunder (except for the imposition of or change in any tax on or measured by the overall net income of the Obligee or any Participant (other than any such tax imposed by means of withholding)); provided, however, that such amounts payable hereunder shall be without duplication of amounts paid or payable under Section 18 hereof and which would otherwise be covered under this clause (i);

                                  (ii)  does or shall impose, modify or hold
                           applicable any reserve, special deposit, insurance assessment, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Obligee or any Participant which are not otherwise included in determination of the Variable Hire hereunder; or

                                  (iii) does or shall impose on the Obligee or
                           any Participant any other condition;

                  and the result of any of the foregoing is to increase the cost to the Obligee of making any Funding, or the cost to any Participant of funding or refunding the Loans or Certificate Amounts comprising such Funding, or to reduce any amount receivable hereunder, then in any such case, the Obligor shall promptly pay to the Obligee, upon demand, any additional amounts necessary to compensate the Obligee for such increased cost or reduced amount receivable and such amounts will be deemed to be for all purposes hereof as determined by the Obligee, unless and until otherwise revised by court order with respect to funding or refunding the Loans and Certificate Amounts allocable to such Funding; provided, however, that the Obligor shall not be obligated to pay any amount pursuant to this Section 31(d)(A) to the extent that such increase in cost or reduction in amount receivable occurred more than ninety
                  (90) days prior to the Obligee's or such Participant's notice thereof to the Obligor.

                           (B) If the Obligee or any Participant shall have determined that, after the date hereof, the adoption of any Applicable Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank

                                                             Asset Use Agreement


                  or comparable agency, has or would have the effect of reducing the rate of return on capital of the Obligee or any Participant (or any entity directly or indirectly controlling the Obligee or any Participant) as a consequence of the Obligee's obligations hereunder to a level below that which the Obligee or any Participant (or any entity directly or indirectly controlling the Obligee or any other Participant) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) within fifteen (15) days after demand by the Obligee, the Obligor shall pay to the Obligee such additional amount or amounts as will compensate the Obligee or any Participant or such controlling receiver for such reduction; provided, however, that the Obligor shall not be obligated to pay any amount pursuant to this Section 31(d)(B) to the extent that such reduction in rate of return occurred more than ninety (90) days prior to the Obligee's or such Participant's notice thereof to the Obligor.

                           (C) the Obligee will promptly notify the Obligor of any event of which it has knowledge, occurring after the date hereof, which will entitle the Obligee or any Participant to compensation pursuant to this Section and will, if practicable, with the consent of the Obligor (which consent shall not unreasonably be withheld), designate a Hire Funding Office or take any other reasonable action if such designation or action will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Obligee, be otherwise disadvantageous to the Obligee or any Participant. A certificate of the Obligee claiming compensation under this Section and setting forth in reasonable detail its computation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, any reasonable averaging and attribution methods may be used.

         SECTION 32.       Governing Law and Jurisdiction.

                  (a) THIS AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS (OTHER THAN THE PLEDGE AGREEMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                  (b) ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE OBLIGOR, THE OBLIGEE, TRUST COMPANY, THE DEPOSITOR, ANY PARTICIPANT OR THE GUARANTOR SHALL BE BROUGHT AND MAINTAINED

                                                             Asset Use Agreement


         EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR IN THE COURT OF SUCH OTHER JURISDICTION IN WHICH THE DEFENDANT SHALL HAVE ITS CORPORATE DOMICILE. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND TO THE COURTS OF THEIR RESPECTIVE CORPORATE DOMICILES FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION AND WAIVES ANY RIGHT TO WHICH IT MAY BE ENTITLED ON ACCOUNT OF PLACE OF ITS RESIDENCE OR DOMICILE.

                  (c) THE OBLIGOR HEREBY IRREVOCABLY APPOINTS CT CORPORATION (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK, UNITED STATES, ATTENTION: PROCESS SERVICE DEPARTMENT, AS ITS PROCESS AGENT TO RECEIVE, ON ITS BEHALF AND ON BEHALF OF ITS PROPERTY, AND DESIGNATES SUCH ADDRESS AS ITS ADDRESS FOR, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE OBLIGOR IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND THE OBLIGOR HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, THE OBLIGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE OBLIGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE OBLIGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE OBLIGOR HEREBY IRREVOCABLY WAIVES

                                                             Asset Use Agreement


         SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS.

         SECTION 33. Waiver of Jury Trial. THE OBLIGOR, THE OBLIGEE AND TRUST COMPANY EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER OPERATIVE DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE OBLIGOR, THE OBLIGEE AND TRUST COMPANY EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER OPERATIVE DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS.

         SECTION 34. Currency of Account and Payment. The Dollar is the currency of account and payment for each and every sum at any time due from the Obligor or the Guarantor under this Agreement or any other Operative Document or in connection with the Obligations.

         SECTION 35. Judgment Currency. The Obligations of the Obligor and/or the Guarantor in respect of any sum due to the Obligee, Trust Company, the Depositor, any Participant or any other Indemnified Person under this Agreement, under the Guaranty or under or in respect of any other Operative Document shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum was originally denominated (the "Original Currency"), be discharged only to the extent that on the Business Day following receipt by the Obligee, Trust Company, the Depositor, such Participant or such other Indemnified Person of any sum adjudged to be so due in the Judgment Currency, the Obligee, Trust Company, the Depositor, such Participant or such other Indemnified Person in accordance with normal banking procedures, purchases the Original Currency with the Judgment Currency. If the amount of Original Currency so purchased is less than the sum originally due to the Obligee, Trust Company, the Depositor, such Participant or such other Indemnified Person, the Obligor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Obligee, Trust Company, the Depositor, such Participant or

                                                             Asset Use Agreement


such other Indemnified Person, as the case may be, against such loss, and if the amount of Original Currency so purchased exceeds the sum originally due to the Obligee, Trust Company, the Depositor, such Participant or such other Indemnified Person, as the case may be, the Obligee, Trust Company, the Depositor, such Participant or such other Indemnified Person, as the case may be, agrees to remit such excess to the Obligor.

         SECTION 36. Waivers, Amendments, etc. The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and signed by a duly authorized officer of the Obligor and a duly authorized officer of the Obligee, and the provisions of the other Operative Documents may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and signed by a duly authorized officer of the party against which the enforcement of the amendment, modification or waiver is sought; provided, however, that no such amendment, modification or waiver of this Agreement or any other Operative Document shall be effective to:

                  (1) modify any requirement hereunder that any particular action be taken by all the Lenders, all the Class I Certificateholders or all the Participants without the written consent of all the Lenders, all the Class I Certificateholders or all the Participants, as the case may be;

                  (2) modify this Section 36 or clause (a) of Section 14, change the definition of "Required Class I Certificateholders", "Required Lenders" or "Required Participants" amend or otherwise modify
         Part V of the Trust Agreement, release the Guarantor from its obligations under the Guaranty or release all or substantially all of the collateral security (except as otherwise specifically provided in any Operative Document), without the written consent of each Participant;

                  (3) increase the Loan Commitment of any Lender or increase the Maximum Cost without the written consent of each Participant adversely affected thereby;

                  (4) extend the Term with respect to the Assets without the written consent of the Obligor, the Obligee and each Participant;

                  (5) extend the due date for, or reduce the amount of, any scheduled payment of Basic Hire or Supplemental Hire (including without limitation, any payment due under Section 28(a) or 28(b)) without the written consent of the Obligee and each affected Participant;

                  (6) extend the due date for, or reduce the amount of, any scheduled repayment of principal of or interest or fees (including commitment fees) payable in respect of any Loan

                                                             Asset Use Agreement


         without the written consent of the holder of that Note evidencing such Loan, or extend the due date for, or reduce the amount of, any scheduled repayment of Certificate Amounts of or Yield or fees (including commitment fees) payable in respect of any Class I Certificate without the written consent of the holder of the Class I Certificate evidencing such Certificate Amount;

                  (7) affect adversely the interests, rights or obligations of the Trustee or the Depositor (in its capacity as Trustee or Depositor), without the written consent of the Trustee or the Depositor, as the case may be;

                  (8) reduce any fees described in the Fee Letter without the written consent of the Bank of Montreal;

                  (9) amend, modify or waive the provisions of Part V of the Trust Agreement without the written consent of each affected Participant; or

                  (10) effect any amendment, modification or waiver that by its terms adversely affects the rights of any Person participating in any Tranche different from those of any other Person participating in the other Tranche, without the written consent of the holders of the Notes or Class I Certificates, as the case may be, evidencing at least 51% of the aggregate amount of Loans or Certificate Amounts outstanding under the Tranche or Tranches affected by such modification.

No failure or delay on the part of the Obligee, the Trustee or any Participant in exercising any power or right under this Agreement or any other Operative Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Obligor or the Guarantor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Obligee, the Trustee or any Participant under this Agreement or any other Operative Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement or any other Operative Document shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder or thereunder.

         SECTION 37. Translation of Agreement into Spanish. This Agreement and the Asset Use Supplements are executed in the English language. The parties hereto agree that this Agreement and the Asset Use Supplement shall be translated into Spanish at any time upon direction of the Obligor, by any of the following Mexican court-approved translators, at the election of the
Obligor: (1) Ms. Araceli Ruiz-Vivanco, Ruiz Vivanco y Asociados, S.C., Paseo de la Reforma #509-4to. piso, Col. Cuauhtemoc, 06500 Mexico, D.F., Telephone:
5-211-8435/211-8437/211-8438, Facsimile:

                                                             Asset Use Agreement


5-286-3146, (2) Mr. Francisco J. Laguardia, Av. Bosques No. 1506-502, Col. Lomas de Tecamachalco, 52780 Huixquilcan, Edo. Mex., Telephone: 5-245-0799, Facsimile:
5-245-0675, (3) Mr. Victor Hermosillo, Paseo de la Reforma No. 199, Pisos 15 y 16, Col. Cuauhtemoc, 06500 Mexico, D.F., Telephone: 5-591-1655/535-8062,
Facsimile: 5-703-2247, or (4) Yolanda Angulo, Providencia 1218, Local 4, Col. del Valle, Mexico, D.F. 03100, Telephone: 5-575-5882. The parties hereto irrevocably agree that the Spanish translation of this Agreement and/or the Asset Use Supplement so produced shall be the only Spanish translation of this Agreement and/or the Asset Use Supplement that shall be admissible in any Mexican or other court or before any arbitrator or arbitration panel however constituted, and that, in case of dispute, the Spanish version shall prevail, except in actions instituted in any country where English is the principal language, in which case the English version shall prevail.

         SECTION 38. Miscellaneous. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or diminishing the Obligee's rights under the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Obligor hereby waives any provision of law which renders any provision of this Agreement prohibited or unenforceable in any respect. All of the covenants, conditions and obligations contained in this Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of the Obligee and (subject to the restrictions of Section 14(a) hereof) the Obligor. If there is more than one Obligor named herein, the liability of each Obligor shall be joint and several. This Agreement and the Asset Use Supplement may be executed by the parties hereto and thereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument; provided, that only the counterpart marked as "Counterpart No. 1" shall evidence the monetary obligations of the Obligor hereunder and thereunder, and to the extent, if any, that this Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction), no security interest in this Agreement or the Asset Use Supplement may be created by the transfer or possession of any counterpart hereof other than such Counterpart No. 1. This Agreement, the Asset Use Supplement and each related instrument, document, agreement and certificate, collectively constitute the complete and exclusive statement of the terms of the agreement between the Obligee and the Obligor with respect to the acquisition and leasing of the Assets, and cancel and supersede any and all prior oral or written understandings with respect thereto.

                                                             Asset Use Agreement


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.



                                    Obligor:

Attest:                             OXFORD AUTOMOTRIZ DE MEXICO
(the Obligor)                       S.A. DE C.V.



______________________________      By:   ______________________________
(Corporate Seal)                          Name:
                                          Title:



                                    Obligee:

Attest:                             AUTOMOTIVE BUSINESS TRUST
(the Obligee)                       1999-A

                                    By:   WILMINGTON TRUST
                                          COMPANY, not in its individual
______________________________            capacity but exclusively as Trustee
(Corporate Seal)


                                          By:  ________________________
                                               Name:
                                               Title:


THIS IS COUNTERPART NO. _____ OF SIX (6) SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

                                                             Asset Use Agreement



THE UNDERSIGNED HEREBY ACKNOWLEDGES
RECEIPT OF AN EXECUTED COPY OF THE FOREGOING
ASSET USE AGREEMENT AND CONSENTS TO ITS TERMS HEREOF,
AS OF THIS _____ DAY OF _________________, 1999



OXFORD AUTOMOTIVE INC.,
as Guarantor



By:      ________________________
         Name:
         Title:

                                                                  EXECUTION COPY


                                   APPENDIX A
                                       to
                               Asset Use Agreement



                         DEFINITIONS AND INTERPRETATION


         A. Interpretation. In each Operative Document, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and vice versa;

                  (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                  (iii)    reference to any gender includes each other gender;

                  (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

                  (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                  (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto, and reference in any Article, Section or definition to any clause means such clause of such Article, Section or definition;

                  (vii) "hereunder", "hereof ', "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision thereof;

                  (viii) "Including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; and

                  (ix) relative to the determination of any period of time,"from" means "from and including" and "to" means "to but excluding".

         B. Accounting Terms. In each Operative Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

         C. Conflict in Operative Documents. If there is any conflict between any Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Asset Use Agreement shall prevail and control.

         D. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

         E. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

         "ABR Period" means (a) any period during which, in accordance with
Section 31 of the Asset Purchase Agreement, Variable Hire is determined by reference to the Alternate Base Rate and (b) the initial Variable Hire Period described in clause (iii) of the proviso of the definition of "Variable Hire Period".

         "Acceleration" is defined in Section 5.2 of the Loan Agreement.

         "Acquisition Cost" means with respect to the Assets on any date of determination an amount equal to the sum of (i) the total cost paid by the Obligee with respect to such Assets on the Acquisition Date therefor, plus (ii) all Transaction Expenses approved and paid by the Obligor in connection with the delivery of Land, Improvements or Equipment (it being understood that, for the purposes of utilizing Acquisition Cost to determine Basic Hire, Casualty Loss Value, Estimated Residual Value, Maximum Obligor Risk Amount and Maximum Obligee Risk Amount with respect to the Property, Transaction Expenses with respect to the transactions occurring on each Acquisition Date will be applied pro rata to the Land, Improvements or Equipment subject to any Asset Use Supplement executed and delivered on such Acquisition Date).

         "Acquisition Date" means (a) the date on which the Owner purchases the Land (b) the date of the initial Construction Advances with respect to Improvements to be constructed on the Land or (c) the date on which the Owner purchases the Equipment; provided, however, that no Acquisition Date shall occur later than the Commitment Termination Date.

         "Acquisition Date Notice" is defined in Section 3.1(c) of the Asset Use Agreement.

         "Additional Term" means, for the Assets, the period following the end of the Basic Term for such Assets with respect to which the Obligor and the Obligee have agreed to extend the term of the Asset Use Agreement pursuant to
Section 28(c) of the Asset Use Agreement.

         "Advance" means an advance of funds by the Obligee pursuant to Article II of the Asset Use Agreement.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Alternate Base Rate" means, for any day, a rate per annum equal to rate of interest then most recently announced by Bank of Montreal in New York, New York as its prime rate for U.S. Dollars loaned in the United States. If the aforesaid rate changes from time to time after the date of the Asset Use Agreement, the Alternate Base Rate shall be automatically increased or decreased, if appropriate and as the case may be, without notice to the Obligor as of the effective time of each change. The Alternate Base Rate is not necessarily intended to be the lowest rate of interest in connection with extensions of credit.

         "Applicable Law" shall mean all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, orders, interpretations, licenses and permits of any Governmental Authority and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

         "Appraisal" means, with respect to the Assets, an appraisal of the Fair Market Sales Value of such Assets by American Appraisal Associates or any other appraiser selected by the Obligee and reasonably acceptable to the Obligor.

         "Asset Cost" means, with respect to the Assets determined as of any date, the sum of the Acquisition Cost for such Assets and all Construction Advances (if any) made with respect to such Assets (including without limitation all Construction Advances made in accordance with Section 2(c) of the Asset Use Agreement) on or prior to such date of determination.

         "Assets" means collectively, (i) the Land, (ii) the Improvements and
(iii) the Equipment.

         "Asset Use Agreement" means that Asset Use Agreement, dated as of March 31, 1999 between the Obligee and Obligor, to which these definitions are appended as Appendix A.

         "Asset Use Balance" means, as of any date of determination, an amount equal to the sum of the Loan Balance and the Certificate Balance and all other amounts owing by the Obligor under the Operative Documents (including without limitation, accrued and unpaid Basic Hire and Supplemental Hire, if any).

         "Asset Use Event of Default" means the occurrence of an Event of Default under Section 22 of the Asset Use Agreement.

         "Asset Use Supplement" means an Asset Supplement substantially in the form attached hereto as Exhibit A, to be executed by the Obligee and the Obligor with respect to the Asset covered thereby as provided in Section 4 of the Asset Use Agreement, evidencing that each such Asset has been demised for use by the Obligee to the Obligor under the Asset Use Agreement.

         "Assignment Agreement" means that Assignment Agreement of Private Sale--Purchase Agreement Rights dated as of March 31, 1999 by and between the Obligor and the Obligee.

         "Assignee Lender" is defined in Section 10.6.1 of the Loan Agreement.

         "Authorized Officer" means, relative to the Obligor or the Guarantor, those of its officers whose incumbency shall have been certified to the Obligee and the Participants pursuant to Section 3.1(b) of the Asset Use Agreement or pursuant to any subsequent certificate of the Secretary of such Person certifying as to the incumbency of the officers of such Person who are authorized to execute and deliver on behalf of such Person the documents, instruments and agreements contemplated by the Operative Documents.

         "Authorized Officer's Certificate" means, with respect to the Obligor or the Guarantor, a certificate duly executed by an Authorized Officer of such Person and addressed to the Obligee and each Participant.

         "Basic Hire" means, on any Hire Payment Date,

                  (a) during the Interim Term and Basic Term, an amount equal to (i) the amount of Variable Hire payable on the applicable Hire Payment Date multiplied by (ii) the quotient (expressed as a decimal) determined by dividing (x) such amount of Variable Hire by (y) such amount of Variable Hire minus the Mexico Reserve Amount; and

                  (b) during each Additional Term, as the parties may agree pursuant to Section 28(c) of the Asset Use Agreement.

For purposes of the formula set forth in clause (a) above, "Mexico Reserve Amount" means the amount of Mexican income tax (withholding tax) payable by foreign residents with respect to such Variable Hire.

         "Basic Term" for the Assets means the period commencing on the Basic Term Commencement Date and ending on the day which is five years and six months after such date unless earlier terminated in accordance with the provisions hereof.

         "Basic Term Commencement Date" means (a) with respect to the Assets on the Acquisition Date thereof, the date specified as the Basic Term Commencement Date in the Asset Use Supplement for the Assets.

         "Board of Directors" means the Board of Directors of any Person, or any duly authorized committee of such Board or any officers of such Person duly authorized so to act by such Board, provided that if the transaction giving rise to the need for action by the Board of Directors of such Person, together with any related transactions, involve aggregate value or consideration in excess of $10,000,000, "Board of Directors" means the entire Board of Directors of such Person and not a committee of such Person or an officer of such Board.

         "Board Resolution" means a copy of a resolution or resolutions certified by the Secretary or an Assistant Secretary of any Person to have been duly adopted by the Board of Directors, or by the Executive Committee of the Board of Directors or any other committee to the extent that such other committee has been authorized by the Board of Directors to adopt a "Board Resolution" for purposes hereof, and to be in full force and effect on the date of such certification, or a certificate executed by officers of such Person to the extent that such officers have been authorized to act for purposes hereof setting forth the action taken by such officers and stating that the officers are duly authorized to take such action, in each case as filed with the corporate records of such Person.

         "Builder" means Kitchell S.A. de C.V.

         "Building Contract" means, with respect to the Land, the construction contract between the Builder and the Obligor.

         "Business Day" means any day other than a day on which banking institutions in the State of New York or the State of Illinois are authorized or required by law to close and, if the LIBOR is then the basis for calculating Basic Hire, a day on which dealings in Dollars are carried on in the London interbank market.

         "Business Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss.3801 et seq.

         "Capitalized Asset Use Agreement Obligation" of any Person means any obligation of such Person to pay hire or other amounts under an Asset Use Agreement of (or other agreement conveying the night to use) real or personal property that is required to be classified and accounted for as a capital lease obligation on a balance sheet of such Person under IAS and, for purposes of the Operative Documents, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with IAS.

         "Capital Stock" of any Person means any and all shares, interests, participation or other equivalents (however designated) of such Person's capital stock and warrants, options and similar rights to acquire such capital stock.

         "Casualty Loss Value" as of any date means an amount equal to the Acquisition Cost of such Asset minus all amounts of Casualty Loss Value allocable to such Asset to the extent actually paid on or prior to such date, whether pursuant to Section 16(c) or 23(a)(iv) of the Asset Use Agreement or otherwise.

         "Casualty Loss Value Payment Date" is defined in Section 16(c) of the Asset Use Agreement.

         "Certificate Amounts" means, with respect to any Class I
Certificateholder, its Class I Investment.

         "Certificate Balance" means as of any date of determination an amount equal to the sum of the outstanding Certificate Amount together with all accrued and unpaid Yield thereon.

         "Certificate Margin" means, on any date, (a) at any time that Yield is determined by reference to LIBOR, 3.50%, and (b) at any time during an ABR Period, 1.75%.

         "Certificate Register" shall have the meaning set forth in Section 4.3(b) of the Trust Agreement.

         "Certificates" shall have the meaning set forth in Section 4.3 of the Trust Agreement.

         "Change of Control" means, and shall be deemed to have occurred if: (1) Guarantor owns less than 51% of the outstanding voting stock of Obligor or (2) there has been a change of control as defined in the Credit Agreement.

         "Claims" shall have the meaning set forth in Section 6.5 of the Trust Agreement.

         "Class I Certificate" is defined in Section 4.3 of the Trust Agreement.

         "Class I Certificate Commitment" means the commitment of each Class I Certificateholder to make the Class I Investment under the Trust Agreement.

         "Class I Certificateholders" means, collectively, each holder of a Class I Certificate under the Trust Agreement.

         "Class I Investment" means, with respect to each Class I
Certificateholder, the aggregate amount of investments in the Trust made by such Class I Certificateholder pursuant to Section of the Trust Agreement.

         "Closing Date" means the initial Funding Date hereunder.

         "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time, or any comparable successor law.

         "Commitment" means (i) with respect to any Class I Certificateholder, that Class I Certificateholder's Class I Certificate Commitment and (ii) with respect to any, Lender, that Lender's Loan Commitment.

         "Commitment Percentage" means either (i) relative to any Class I Certificateholder, the applicable percentage relating to the Class I Investment, as the case may be, set forth opposite such Class I Certificateholder's name on
Schedule III to the Asset Use Agreement under the applicable column heading, as such percentage may be adjusted from time to time or (ii) relative to any Lender, the applicable percentage relating to Tranche A Loans or Tranche B Loans, as the case may be, set forth opposite such Lender's name on Schedule III to the Asset Use Agreement under the applicable column heading or as set forth in a lender assignment agreement pursuant to which such Lender becomes a Lender hereunder, as such percentage may be adjusted from time to time pursuant to lender assignment agreements executed and delivered by such Lender from time to time. A Lender shall not have any Commitment to make Tranche A Loans or Tranche B Loans if its Commitment Percentage under the respective heading is zero.

         "Commitment Termination Date" means March 31, 2000.

         "Common Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting of such Person's common stock, whether now outstanding or issued after the date of this Agreement, including, without limitation, all series and classes of such common stock. For purposes of this definition, "Common Stock" shall include shares, interests, participation or other equivalents corresponding to common stock under the laws of the jurisdiction of organization of the Person.

         "Completion" means, with respect to the Property, such time as the conditions set forth in Section 3.3 of the Asset Use Agreement are satisfied.

         "Completion Certificate" means the Completion Certificate duly executed by the Construction Agent on the Completion Date, substantially in the form of Exhibit E to the Asset Use Agreement.

         "Completion Date" means with respect to the Land, the date that the Land and the Improvements thereon satisfies the conditions set forth in Section
3.3 of the Asset Use Agreement.

         "Compliance Certificate" means a certificate duly completed and executed by an Authorized Officer of the Guarantor, or Obligor, respectively in such form and with such detail as the Oblige may reasonably request for the purpose of monitoring the Guarantor's or Obligor's compliance with the financial covenants contained in the Guaranty or Asset Use Agreement. respectively and determining the applicable Loan Margin (as defined in the Loan Agreement).

         "Condemnation" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy, easement rights or title to the Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, the Property or alter the pedestrian or vehicular traffic flow to the Property so as to result in change in access to the Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A "Condemnation" shall be deemed to have occurred on the earliest of the dates that use, occupancy or title vests in the condemning authority.

         "Consent and Agreement" means that Consent and Agreement attached as Annex I to the Construction Documents Assignment.

         "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent that the accounts of such Person and each of its Subsidiaries would normally be consolidated, all in accordance with IAS. The term "consolidated" shall have a similar meaning.

         "Construction" means, with respect to the Property, the applicable construction and installation of all Improvements contemplated by the applicable plans and specifications.

         "Construction Advance" means, with respect to the Assets, each amount funded by the Obligee pursuant to Section 3.2 of the Asset Use Agreement with respect to such Assets, and includes each amount funded by the Obligee in accordance with Section 2(c) of the Asset Use Agreement for the purpose of paying interest on the Loans and Yield on the Class I Certificates during the Construction Period for such Assets.

         "Construction Advance Date" means, with respect to the Assets, each date on which the Obligee funds a Construction Advance with respect to such Assets; provided, however, that no Construction Advance Date shall occur later than the Commitment Termination Date.

         "Construction Advance Notice" is defined in Section 3.2(a) of the Asset Use Agreement.

         "Construction Agency Agreement" means that Construction Agency Agreement dated as of March 1, 1999, between the Trust and the Construction Agent.

         "Construction Agency Event of Default" means the occurrence of a Construction Agency Event of Default under Section 5.1 of the Construction Agency Agreement.

         "Construction Agent" is defined in the preamble to the Construction Agency Agreement.

         "Construction Documents" is defined in Section 2.4 of the Construction Agency Agreement.

         "Construction Documents Assignment" means that Construction Documents Assignment attached as Exhibit A to the Construction Agency Agreement.

         "Construction Guarantee Amount" is defined in Section 5.4 of the Construction Agency Agreement.

         "Construction Period" means, with respect to the Assets, the period commencing on (and including) the Acquisition Date for such Assets and ending on (but excluding) the Basic Term Commencement Date for such Assets.

         "Continuation Notice" means a notice of continuation duly executed by an Authorized Officer of the Obligor, substantially in the form of Exhibit F to the Asset Use Agreement, specifying the duration of the next succeeding Variable Hire Period.

         "Credit Agreement" means the Amended and Restated Credit Agreement dated as of March 31, 1999 among Guarantor, the borrowing subsidiaries thereof, NBD Bank, as agent, and the other lenders named therein.

         "Default" means any condition or event that after notice or lapse of time or both would constitute an Event of Default.

         "Deficiency" is defined in Section 28(b)(iv) of the Asset Use
Agreement.

         "Deposit Account" is defined in Section 7(d)(i) of the Asset Use Agreement.

         "Deposit Bank" means Wilmington Trust Company.

         "Depositor" shall have the meaning set forth in the preamble to the Trust Agreement.

         "Depositor Certificate" shall have the meaning assigned in Section 4.2(b) of the Trust Agreement.

         "Disclosure Documents" means the financial statements described in
Schedule II of the Asset Use Agreement.

         "Disqualified Stock" of any Person means any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exercisable, redeemable or exchangeable), matures, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on or prior to, the stated final maturity of the Indenture Notes, except to the extent that such Capital Stock is solely redeemable with, or solely exchangeable for any Capital Stock of such Person that is not Disqualified Stock.

         "Dollars", "dollars" and "$" each mean lawful money of the United
States.

         "EBO Purchase Option Amount" is defined in Section 28(a)(ii) of the Asset Use Agreement.

         "Eligible Trustee" shall mean a bank (within the meaning of Section 2(a)(5) of the Investment Company Act of 1940 (the "1940 Act")) that meets the requirements of Section 26(a)(1) of the 1940 Act, is not an Affiliate of the Depositor or an Affiliate of any Person involved in the organization or operation of the Depositor, is organized and doing business under the laws of any state or the United States of America, is authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Trust Agreement, has a combined capital and surplus and undivided profits of at least $100,000,000 and is subject to supervision or examination by federal or state authority. If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this definition the combined capital surplus and undivided profits of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         "End of Term Purchase Option Amount" is defined in Section 28(a)(i) of the Asset Use Agreement.

         "Environmental Law" means all applicable international, foreign, federal, state and local laws, regulations, conventions, treaties, written governmental agreements and written governmental policies that are legally binding, statutes, ordinances, codes, rules, directives, orders, decrees, judicial and administrative judgments and rules of common law, whether now or hereafter in effect, that relate in any way to any Hazardous Substance in connection with the regulation or protection of human health, natural resources or the environment.

         "Equipment" means the equipment described in Schedule I to the Asset Use Supplement.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Group" means the Guarantor and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Guarantor, are treated as a single employer under section 414(b) or 414(c) of the Code.

         "Estimated Equipment Costs" is defined in Section 2.8(c) of the Construction Agency Agreement.

         "Estimated Improvement Costs" is defined in Section 2.8(c) of the Construction Agency Agreement.

         "Event of Default" means either an Asset Use Event of Default or a Construction Agency Event of Default, as the case may be.

         "Event of Loss" with respect to the Assets means (i) the permanent loss of such Assets or any substantial part thereof, or (ii) the loss of the use of such Assets due to theft or disappearance for a period in excess of sixty (60) days, or (iii) the destruction, damage beyond repair, or rendition of such Assets or any substantial part thereof permanently unfit for commercial use for any reason whatsoever, or (iv) the Condemnation, confiscation, seizure, or requisition of title to such Assets by any Governmental Authority under the power of eminent domain or otherwise, or (v) the requisition of use of such Assets for a period in excess of the shorter of one hundred eighty (180) consecutive days, the remainder of the Term or (vi) as a result of any rule, regulation, order or other action by any Governmental Authority, the use of such Assets in the normal course of the Obligor's business shall have been prohibited for a continuous period of six (6) months.

         "Expenses" shall mean liabilities, obligations, losses (excluding loss of anticipated profits), damages, claims, actions, suits, judgments, out-of-pocket costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever.

         "Facility Fee" means, at any date:

                  (a) with respect to the Tranche A Loans, the percentage set forth below opposite the then effective Pricing Level for such date:


                                    Pricing Level                    Facility Fee

                                          I                            0.500%

                                          II                           0.500%

                                          III                          0.450%

                                          IV                           0.375%

                                          V                            0.375%;

                  (b)      with respect to the Tranche B Loans, 0.50%; and

                  (c)      with respect to the Certificate Amounts, 0.50%.

         "Fair Market Sales Value" means, with respect to the Assets, the amount that would be cash an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of such Assets.

         "Fee Letter" means the fee letter dated as of March 31, 1999, between the Funding Agent and the Guarantor.

         "First Acquisition Date" means the date on which the Obligor shall purchase the Land and any Improvements existing thereon.

         "Fiscal Quarter" means any quarter of a Fiscal Year.

         "Fiscal Year" means any period of twelve (12) consecutive calendar months ending on March 31.

         "Force Majeure Event" means any event beyond the control of the Construction Agent, including, but not limited to a non-performance by any Person other than Construction Agent under any Construction Documents so long as Construction Agent is diligently pursuing the enforcement of rights under such Construction Documents and/or seeking alternate means of performance, an Event of Loss, a Condemnation, strikes, lockouts, adverse soil conditions, acts of God, adverse weather conditions, inability to obtain labor or materials, government activities (including zoning delays or unavailability of Governmental Action), civil commotion and enemy action; but excluding any event, cause or condition that results from the Construction Agent's financial condition or failure to pay or any event, cause or condition which could be remedied by the Construction Agent through the exercise of commercially reasonable efforts or the commercially reasonable expenditure of funds.

         "Funding" means the payment of the Acquisition Cost for the Assets or the funding of any Construction Advance for the Assets.

         "Funding Agent" means Bank of Montreal as Funding Agent for the Lenders and the Class I Certificateholders.

         "Funding Date" means an Acquisition Date or a Construction Advance
Date.

         "Funding Office" means the office of the Obligee or any Participant hereafter identified in writing as its Funding Office.

         "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use and operation of the Assets (or any part thereof).

         "Governmental Authority" shall mean any Federal, state, county, municipal, foreign, international, regional or other governmental authority, agency, board, body, instrumentality or court.

         "Guarantor" shall mean Oxford Automotive Inc.

         "Guaranty" shall mean the Oxford Automotive Inc. Guaranty, dated as of March 31, 1999, of Guarantor in favor of the Trust.

         "Guaranty Event of Default" is defined in Section 7 of the Guaranty.

         "Hazardous Substance" means any of the following: (i) explosives, radioactive materials, asbestos, polychlorinated biphenyls, lead and radon gas; or (ii) any substance, material, product, derivative, compound, mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, human-made or the by-product of any process, that is considered under any applicable Environmental Law to be toxic, corrosive, flammable, carcinogenic, mutagenic or hazardous to the environment or human health.

         "Hire Payment Date" means (i) the last day of each applicable Variable Hire Period (and, if such Variable Hire Period shall exceed three months, also on the date occurring three months after the commencement of such Variable Hire Period) and (ii) the last day of the Basic Term and, if applicable, the last day of each Additional Term; provided, however, that during any ABR Period. "Hire Payment Date" shall also mean the last day of March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day.

         "IAS" means accounting principles issued by the International Accounting Standards Committee as in effect from time to time;

         "Improvements" means the improvements described in Schedule I to the Asset Use Supplement.

         "[I]ncluding" means including, without limitation.

         "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services that in accordance with IAS would be shown on the liability side of the balance sheet of such Person (but excluding trade account payables and other accrued current liabilities arising in the ordinary course of business); (c) all obligations incurred in connection with bankers' acceptances and the face amount of all letters of credit (other than letters of credit issued for the benefit of trade creditors in the ordinary course of business of such Person in connection with obtaining goods, materials or services) issued for the account of such Person and, without duplication, all drafts drawn thereunder; (d) all obligations of the Person and its Subsidiaries under leases of property (whether real, personal or mixed) by that Person as an obligor that, in conformity with IAS, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person, in each case taken at the amount thereof accounted for as liabilities in accordance with IAS; (e) all Indebtedness referred to in clauses (a) through (d) above secured or covered by any Lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (f) all obligations of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates; and (g) without duplication, all direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses
(a) through (f) above.

         "Indemnified Person" is defined in Section 19 of the Asset Use
Agreement.

         "Insolvency Event" means the an event where

                  (i) the Obligor or the Guarantor shall become insolvent or make an assignment for the benefit of creditors or consent to the appointment of a trustee, sindico, liquidator or receiver; or a trustee, sindico, liquidator or a receiver shall be appointed for the Obligor or the Guarantor or for a substantial part of its property without its consent and shall not be dismissed for a period of ninety
         (90) consecutive days; or any execution or writ or process shall be issued under any action or proceeding against the Obligor or the Guarantor whereby any of the Assets may be taken or restrained; or

                  (ii) the Obligor or the Guarantor shall (A) generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any case or proceeding or file any petition under the Ley de Quiebras y de Suspension de Pagos or any bankruptcy, suspension of payments, insolvency or similar law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, trustee, sindico, liquidator, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it in any bankruptcy, suspension of payments, insolvency or similar case or proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, sindico, liquidator, custodian or liquidator for itself or a substantial portion of its property, assets or business, or (B) take corporate action for the purpose of effectuating any of the foregoing; or

                  (iii) involuntary proceedings or an involuntary petition shall be commenced or filed against the Obligor or the Guarantor under the Ley de Quiebras v de Suspension de Pagos or any bankruptcy. suspension of payments, insolvency or similar law or seeking the dissolution, liquidation or reorganization of the Obligor or the Guarantor or the appointment of a receiver, trustee, custodian or liquidator for the Obligor or the Guarantor or of a substantial part of the property, assets or business of the Obligor or the Guarantor, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of the Obligor or the Guarantor, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be stayed, release, vacated or fully bonded, within ninety (90) consecutive days after commencement, filing or levy, as the case may be.

         "Insurance Requirements" means, collectively, (a) all terms of any insurance policy covering or applicable to the Assets, and (b) all requirements of the issuer of any such policy.

         "Interest Rate" means, on any date with respect to any Loan, the sum of LIBOR (Reserve Adjusted) for the applicable Variable Hire Period plus the applicable Loan Margin for such Loan on such date plus the Facility Fee for such Loan; provided, however, that if such date occurs during an ABR Period, the Interest Rate for such Loan on such date shall be equal to the sum of the Alternate Base Rate on such date plus the applicable Loan Margin for such Loan on such date.

         "Interim Term" means, with respect to the Assets the period commencing on (and including) the Acquisition Date for such Assets and ending on (but excluding) the Basic Tenn Commencement Date therefor.

         "Land" means the land described in Schedule I to the Asset Use Supplement.

         "Land Acquisition Cost" is defined in Section 2.8(c) of the Construction Agency Agreement.

         "Lenders" means, collectively, the Tranche A Lenders and the Tranche B Lenders.

         "LIBOR" means, relative to any Variable Hire Period, the U.S. Dollar rate (rounded upward, if necessary, to the nearest one-sixteenth of one percent) listed on page 3750 (i.e., the LIBOR page) of the Telerate News Service titled "British Banker Association Interest Settlement Rates" for a designated maturity of three (3) months determined as of 11:00 a.m. London Time, on the day that is two (2) Business Days prior to the first day of such Variable Hire Period for delivery on the first day of such Hire Period (provided that if the Telerate News Services publishes more than one (1) such LIBOR, the average of such rates shall apply, or ceases to publish the LIBOR, then the LIBOR shall be determined from the Reuters Screen LIBOR Page or, if such "Reuters" quotation is not available, from such substitute financial reporting service as the Obligee in its discretion shall determine).

         "LIBOR (Reserve Adjusted)" means, with respect to any Variable Hire Period, a rate per annum (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) determined pursuant to the following formula:

          LIBOR            =                 LIBOR
                               -------------------------------
    (Reserve Adjusted)         1.00 - LIBOR Reserve Percentage

The LIBOR (Reserve Adjusted) for any Variable Hire Period will be determined by the Funding Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Funding Agent two (2) Business Days before the first day of such Variable Hire Period.

         "LIBOR Reserve Percentage" means, relative to any Variable Hire Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the Board of Governors of the Federal Reserve System or any successor thereto (the "F.R.S. Board") and then applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Variable Hire Period.

         "Lien" means liens, mortgages, encumbrances, pledges, charges, guaranty or payment source trust arrangements and security interests of any kind.

         "Loan Agreement" means the Loan Agreement dated as of March 31, 1999, among the Obligee, as the borrower thereunder, and the various financial institutions as are or may from time to time become parties thereto.

         "Loan Agreement Default" means any condition or event that after notice or lapse of time or both would constitute a Loan Agreement Event of Default.

         "Loan Agreement Event of Default" is defined in Section 5.1 of the Loan Agreement.

         "Loan Balance" means as of any date of determination an amount equal to the sum of the outstanding Loans together with all accrued and unpaid interest thereon.

         "Loan Commitments" means the commitments of the Lenders to make Loans under the Loan Agreement.

         "Loan Margin" means, as the context may require, the Tranche A Loan Margin or the Tranche B Loan Margin.

         "Loans" is defined in Section 2.1 of the Loan Agreement.

         "Manager" means the plant manager.

         "Marketing Period" is defined in Section 28(b) of the Asset Use Agreement.

         "Material Adverse Effect" means any of (a) a material adverse effect on the business, assets, operations, properties or financial condition of the Obligor, Guarantor and any of their respective Subsidiaries, taken as a whole,
(b) a material adverse effect on the use, operation, value or estimated useful life of any Asset or (c) a material adverse effect on the enforceability of the Liens of the Obligee upon any Asset.

         "Maximum Cost" means $75,000,000.

         "Maximum Obligee Risk Amount" for the Assets means (a) the percentage set forth in the Asset Use Supplement for such Assets under the caption "Maximum Obligee Risk Percentage" applicable to the Basic Term or Additional Term, multiplied by (b) the Casualty Loss Value for such Assets (determined as of the Termination Date).

         "Maximum Obligee Risk Percentage" is defined in the Asset Use
Supplement.

         "Maximum Obligor Risk Amount" for the Assets means (a) the percentage set forth in the Asset Use Supplement for such Assets under the caption "Maximum Obligor Risk Percentage" applicable to the Basic Term or Additional Term, multiplied by (b) the Casualty Loss Value for such Assets (determined as of the Termination Date).

         "Maximum Obligor Risk Percentage" is defined in the Asset Use
Supplement.

         "Mortgage" means that certain mortgage entered into by and between the Obligee and the Lenders dated as of March 31, 1999.

         "Multiemployer Plan" means any multiple employer plan, as defined in
Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "Net Income" means, for any period, the aggregate of all amounts which, in accordance with IAS, would be included as net income on the consolidated financial statements of the Obligor, Guarantor and their respective Subsidiaries for such period.

         "Note" means a Tranche A Note or a Tranche B Note.

         "Obligations" means all obligations (monetary or otherwise) of any type or description under any Operative Document, owing by the Obligor to the Obligee, Trust Company, the Depositor, any Participant or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising, and whether for Basic Hire, Supplemental Hire, principal, interest, fees, expenses, indemnification or otherwise.

         "Obligee" is defined in the preamble of this Asset Use Agreement.

         "Obligor" is defined in the preamble of the Asset Use Agreement.

         "Officer's Certificate" shall mean the Certificate signed (i) in the case of a corporation, by the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such corporation, (ii) in the case of a partnership or limited liability company, by the Chairman of the Board, the President or any Vice President, the Treasurer or an Assistant Treasurer of a corporate general partner, and (iii) in the case of a commercial bank or trust company, by the Chairman or Vice Chairman of the Executive Committee or the Treasurer, any Trust Officer, any Vice President, any Executive or Senior or Second or Assistant Vice President, or any other officer or assistant officer or other authorized Person customarily performing the functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "Operative Documents" means, collectively, this Asset Use Agreement, the Asset Use Supplement, the Real Estate Purchase and Sale Contract, the Assignment Agreement, the Trust Agreement, the Loan Agreement, the Guaranty, the Pledge Agreement, the Construction Agency Agreement, the Construction Documents Assignment, the Mortgage and any other document or agreement that the Obligor and Required Participants agree in writing to designate as an "Operative Document".

         "Outside Completion Date" means, with respect to the Assets, the date specified as the Outside Completion Date for the Assets in the Asset Use Supplement covering such Assets; provided, that such date shall be satisfactory to the Obligee in its sole discretion.

         "Overdue Rate" means the lesser of (a) the highest interest rate permitted by Applicable Law and (b) an interest rate per annum equal to the Alternate Base Rate plus the Tranche A Loan Margin, Tranche B Loan Margin or Certificate Margin (as applicable) plus 29%.

         "Owner" is defined in the preamble to the Asset Use Agreement.

         "Oxford Entity" means the Guarantor, the Construction Agent, the Obligor, any other Guarantor and any other Construction Agent.

         "Participant Balance" means, with respect to any Participant as of any date of determination: (i) with respect to any Lender, an amount equal to the aggregate outstanding Loans of such Lender, together with all accrued and unpaid interest thereon or (ii) with respect to any Class I Certificateholder, an amount equal to the aggregate outstanding Certificate Amounts of the Obligee, together with all amounts of accrued and unpaid Yield thereon.

         "Participants" means, collectively, each Lender and each Class I Certificateholder.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "Permitted Investments" means each of (i) direct obligations of the United States of America and agencies thereof; (ii) obligations fully guaranteed by the United States of America; (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000, having general obligations rated at least A1 by Moody's Investors Service, Inc. or A+ by Standard & Poor's Corporation (but excluding any new investment as to which there is a public announcement by the rating agency providing a rating thereon that such rating is under consideration for a possible downgrade below A1 or A+, as the case may be), including the Obligee in its individual capacity if such conditions are met; or (iv) commercial paper of any holding company of a bank, trust company or national banking association described in clause (iii); provided, however, that no investment shall be eligible as and included within the definition of the term "Permitted Investment" unless the final maturity or date of return of such investment is equal to three months or less from the date of purchase thereof.

         "Permitted Liens" means:

                  (a) any rights in favor of the Obligee, the Depositor or the Participants under the Operative Documents;

                  (b) any Lien arising out of any act of, or any failure to act by, or any claim (including any claim for taxes) against, the Obligee, any Participant, the Depositor or any of their respective Affiliates which is unrelated to the transactions contemplated by the Asset Use Agreement or any Lien arising out of any breach by the Obligee, any Participant, the Depositor or any of their respective Affiliates of their obligations under the Operative Documents;

                  (c) any Lien, claim, security interest or encumbrance (including, without limitation, Liens of landlords, carriers, warehousemen, mechanics or materialmen) in favor of any person securing payment of the price of goods or services provided in the ordinary course of business for amounts the payment of which is not overdue or is being contested in good faith by appropriate proceedings, so long as such proceedings do not involve any reasonable danger of sale, forfeiture or loss of all or any material part of the Assets and do not materially adversely affect any Lien created in favor of the Obligee under this Asset Use Agreement;

                  (d) any Lien for current taxes, assessments or other governmental charges which are not delinquent or the validity of which is being contested in good faith by appropriate proceedings promptly initiated and diligently prosecuted so long as such proceedings do not involve any reasonable danger of sale, forfeiture or loss of all or any material part of the Assets and do not materially adversely affect any Lien in favor of the Obligee under this Asset Use Agreement;

                  (e) attachments, judgments and other similar Liens arising in connection with court proceedings, provided that within sixty (60) days of the attachment thereof (or five (5) days prior to any execution or sale pursuant thereto), the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being contested in good faith and by appropriate proceedings; and

                  (f)      any rights of the Obligor under this Asset Use
         Agreement.

         "Permitted Noncompliance" is defined in Section 10(b) of the Asset Use Agreement.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or government or governmental authority, agency or political subdivision thereof.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group.

         "Plans and Specifications" means the plans and specifications for the Construction, as delivered by the Obligor on or prior to the First Acquisition Date, as such plans and specifications may be amended from time to time in accordance with the Construction Agency Agreement.

         "Pledge Agreement" means the Equipment Pledge Agreement entered into as of March 31, 1999 by and among the Pledgor, the Pledgee and Mr. Jose Cruz Echevarria Gomez, as depository.

         "Pledgee" means Bank of Montreal in its individual capacity and as Funding Agent for the Tranche B Lenders under the Loan Agreement and the Class I Certificateholders under the Trust Agreement.

         "Pledgor" means "Automotive Business Trust 1999-A".

         "Pricing Level" means, on any date, the Pricing Level (i.e. Pricing Level I, II, III, IV or V) set forth below opposite the Total Debt to Adjusted EBITDA Ratio (as defined in the Credit Agreement) of the Obligor on such date:

                                                              Ratio of Total Debt
                           Pricing Level                      to Adjusted EBITDA
                           -------------                      -----------------------------
                                 I                            more than 4.75:1.00

                                 II                           more than 4.00:1.00 but less
                                                              than or equal to 4.75:1.00

                                 III                          more than 3.50:1.00 but less
                                                              than or equal to 4:00:1:00

                                 IV                           more than or equal to
                                                              3.00:1.00 but less than or
                                                              equal to 3.50:1.00

                                 V                            less than 3.00:1.00

The Pricing Level shall be based upon the Total Debt to Adjusted EBITDA Ratio as calculated as of the last day of each fiscal quarter of the Obligor and the Pricing Level shall be adjusted on (a) the last day of the second month following the close of the fiscal quarter for the first three fiscal quarters, and (b) the last day of the fourth month following the close of the last fiscal quarter, based on the financial statements of the Obligor and related compliance certificate delivered pursuant to Section 9 of the Asset Use Agreement; provided, that upon the occurrence and during the continuance of an Event of Default the Pricing Level shall be Pricing Level I, in each case regardless of the actual Total Debt to Adjusted EBITDA Ratio.

         "Prime Architect" means Kitchell Contractors Inc. of Arizona.

         "Prime Construction Contract" means the construction contract dated as of ______________, 1999 between Kitchell S.A. de C.V., as Prime Contractor and Oxford Automotriz de Mexico S.A. De C.V. as Construction Agent.

         "Prime Contractor" means Kitchell S.A. de C.V.

         "Project Costs" means the aggregate of the Land Acquisition Cost, Estimated Equipment Costs and Estimated Improvement Costs.

         "Property" means the Land and all Improvement constructed thereon.

         "Purchase Order" means, with respect to any Asset or Replacement Part, a purchase order substantially in the form of Exhibit C of the Asset Use Agreement, duly executed by the Seller or the Builder of such Asset or Replacement Part, conveying title to such Asset or Replacement Part to the Obligee.

         "Real Estate Purchase and Sale Contract" means that Real Estate Purchase and Sale Contract dated as of March 31, 1999 between Promociones Y Construcciones Santa Maria, S.A. and Oxford Automotriz de Mexico, S.A. de C.V.

         "Redelivery Condition" is defined in clause (b) of Section 6 of the Asset Use Agreement.

         "Replacement Parts" is defined in Section 12 of the Asset Use
Agreement.

         "Required Alteration" is defined in Section 12 of the Asset Use Agreement.

         "Required Class I Certificateholders" shall mean 66-2/3% of the Class I Certificateholders.

         "Required Lenders" means, at any time, Lenders holding more than 66-2/3% of the aggregate principal amount of Loans outstanding at such time (or, if no Loans are then outstanding, Lenders having more than 66-2/3% of the Loan Commitments at such time).

         "Required Participants" means, at any time, Participants holding more than 66-2/3% of the sum of (x) the aggregate principal amount of Loans outstanding at such time and (y) the aggregate Certificate Amounts outstanding at such time.

         "Required Prepayment" means, as of any date of determination, an amount equal to the sum of all Basic Hire scheduled to become due on the Hire Payment Date immediately following such date.

         "Resident Trustee" means a trustee of the Trust meeting the requirements of Section 3807(a) of the Business Trust Statute and shall initially be Wilmington Trust Company, not in its individual capacity but solely as resident trustee under this Agreement.

         "Responsible Officer" means as to any Oxford Entity, the President, Chief Executive Officer, Executive Vice President, the Treasurer or any Assistant Treasurer, Secretary or any Assistant Secretary of such Person.

         "Return Option" is defined in Section 28(b) of the Asset Use Agreement.

         "Reversion Right" means the Obligor's reversion right as described in
Section 5.10 of the Trust Agreement.

         "Secretary of State" means the Secretary of State of the State of Delaware.

         "Subsidiary" means with respect to any Person, any corporation, partnership or other business entity of which more than 50% of the outstanding capital stock (or other ownership interest) having ordinary voting power to elect a majority of the board of directors, managers or other voting members of the governing body of such entity (irrespective of whether at the time capital stock (or other ownership interest) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

         "Supplemental Hire" means (a) all amounts, liabilities and obligations which the Obligor assumes or agrees to pay hereunder to the Obligee or others, including, without limitation, payments of Casualty Loss Value, EBO Purchase Option Amount, End of Tenn Purchase Option Amount, any amounts due under Section 23, LIBOR break costs and any indemnities that may become payable by the Obligor hereunder, but excluding Basic Hire, (b) all commitment fees payable to the Lenders by the Obligee pursuant to Section 2.6 of the Loan Agreement and (c) all commitment fees payable to the Class I Certificate holders pursuant to Section
4.8 of the Trust Agreement.

         "Tax Indemnitee" is defined in Section 18 of the Asset Use Agreement.

         "Term" means the full term of the Asset Use Agreement with respect to the Assets, including the Interim Term (if any), the Basic Tenn and each Additional Term (if any).

         "Termination Date", for the Assets, means the last day of the Basic Term for such Assets, or if the Term for such Assets has been extended pursuant to Section 28(c) of the Asset Use Agreement, the last day of the Additional Term for such Assets.

         "Total Commitments" means the total commitments indicated on Schedule III to the Asset Use Agreement.

         "Tranche" means, as the context may require, the Tranche A Loans, the Tranche B Loans or the Class I Certificates.

         "Tranche A Lenders" means, collectively, each financial institution party from time to time to the Loan Agreement as a Tranche A Lender.

         "Tranche A Loan Commitment" is defined in Section 2.1(a) of the Loan Agreement and listed in Schedule III of the Asset Use Agreement.

         "Tranche B Loan Commitment" is defined in Section 2.1(b) of the Loan Agreement and listed in Schedule III of the Asset Use Agreement.

         "Tranche A Loan Margin" means, at any date, the percentage set forth below opposite the then effective Pricing Level for such day:

                                                                                       Alternate Base
                  Pricing Level                      LIBOR Margin                       Rate Margin
                  -------------                      ------------                      --------------
                         I                                0.2625%                            1.00%

                         II                               0.2375%                            0.75%

                         III                              0.1875%                            0.50%

                         IV                               0.175%                             0.125%

                         V                                0.150%                                 0%

         "Tranche A Loans" is defined in Section 2.1 of the Loan Agreement.

         "Tranche A Note" means a promissory note of the Obligee payable to the order or any Lender, substantially in the form of Exhibit A to the Loan Agreement (as such promissory note may be amended, endorsed or otherwise modified form time to time), evidencing the aggregate indebtedness of the Obligee to such Lender resulting from Tranche A Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Tranche B Lenders" means, collectively, each financial institution party from time to time to the Loan Agreement as a Tranche B Lender.

         "Tranche B Loan Margin" means, on any date, (a) at any time that interest on the Loans is determined by reference to LIBOR, 3.50%, and (b) at any time during an ABR Period, 1.75%.

         "Tranche B Loans" is defined in Section 2.1 of the Loan Agreement.

         "Tranche B Note" means a promissory note of the Obligee payable to the order or any Lender, substantially in the form of Exhibit B to the Loan Agreement (as such promissory note may be amended, endorsed or otherwise modified form time to time), evidencing the aggregate indebtedness of the Obligee to such Lender resulting from Tranche B Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Transaction Expenses" means all costs and expenses actually incurred in connection with the preparation, execution and delivery of the Asset Use Agreement and the other Operative Documents and the transactions contemplated hereby and thereby including without limitation:

                  (a) the reasonable fees, out-of-pocket expenses and disbursements of counsel for each of the Obligee, the Obligor and the Guarantor negotiating the terms of the Operative Documents, including this Asset Use Agreement, the Asset Use Supplement, the Guaranty and any documents, agreements and instruments necessary to consummate the transactions contemplated hereby and thereby, preparing for the closings under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions contemplated by such Operative Documents;

                  (b) any other reasonable fees, out-of-pocket expenses, disbursements or costs of the Obligee related to such Operative Documents and the transactions contemplated thereby; and

                  (c) any and all taxes and fees incurred in recording, registering or filing this Asset Use Agreement, any Supplement or any other Operative Document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Documents.

         "Trust" means Automotive Business Trust 1999-A.

         "Trust Agreement" means the Trust Agreement dated as of March 19, 1999, between the Depositor, the Class I Certificateholders, and Wilmington Trust Company.

         "Trust Assets" shall mean all right, title and interest of the Trust in and to the property and rights deposited with and assigned to the trust from time to time.

         "Trust Company" means Wilmington Trust Company, a Delaware banking corporation.

         "Trustee" means Wilmington Trust Company, not in its individual capacity but exclusively as trustee of Automotive Business Trust 1999-A.

         "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

         "Variable Hire" means, on any date, the sum of

                  (a) the sum of (x) (i) the aggregate outstanding principal amount of the Tranche A Loans on such date, multiplied by
         (ii) the Interest Rate for the Tranche A Loans multiplied by (iii) 1/360 (or, if such date occurs during an ABR Period, 1/365 or 1/366, as applicable), plus (y) (i) the aggregate Loan Commitments of the Tranche A Lenders minus the aggregate outstanding principal amount of the Tranche A Loans on such date, multiplied by (ii) the Facility Fee for Tranche A Loans in effect on such date, multiplied by (iii) 1/360 (or, if such date occurs during an ABR Period, 1/365 or 1 /366, as applicable);

plus

                  (b) the sum of (x) (i) the aggregate outstanding principal amount of the Tranche B Loans on such date, multiplied by
         (ii) the Interest Rate for the Tranche B Loans multiplied by (iii) 1/360 (or, if such date occurs during an ABR Period, 1/365 or 1/366, as applicable), plus (y) (i) the aggregate Loan Commitments of the Tranche B Lenders minus the aggregate outstanding principal amount of the Tranche B Loans on such date, multiplied by (ii) the Facility Fee for Tranche B Loans, multiplied by (iii) 1/360 (or, if such date occurs during an ABR Period, 1/365 or 1/366, as applicable);

plus

                  (c) the sum of (x) (i) the aggregate outstanding Certificate Amounts on such date, multiplied by (ii) the Yield Rate multiplied by (iii) 1/360 (or, if such date occurs during an ABR Period, 1/365 or 1/366, as applicable), plus (y) (i) the aggregate Commitments of the Class I Certificateholders minus the aggregate outstanding Certificate Amounts on such date, multiplied by (ii) the Facility Fee for Certificate Amounts, multiplied by (iii) 1/360 (or, if such date occurs during an ABR Period, 1/365 or 1/366, as applicable).

         "Variable Hire Period" means, with respect to any Assets acquired on any Acquisition Date,

                  (a) initially, the period beginning on (and including) the Acquisition Date for such Assets and ending on (but excluding) the day which numerically corresponds to such Acquisition Date one month thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month);

                  (b) thereafter until the Basic Term Commencement Date, each period beginning on (and including) the last day of the immediately preceding Variable Hire Period for such Assets and ending on (but excluding) the earlier of (x) the day which numerically corresponds to such day one month thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month) and (y) the Basic Term Commencement Date; and

                  (c) on and after the Basic Term Commencement Date, each period beginning on (and including) the last day of the immediately preceding Variable Hire Period and ending on (but excluding) the day which numerically corresponds to such day one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Obligor may select in a Continuation Notice (provided, that (x) the Obligor shall not be permitted to select Variable Hire Periods to be in effect at any one time which have expiration dates occurring on more than four different dates and (y) if the Obligor shall not have delivered a Continuation Notice to the Funding Agent on or prior to 10:00 a.m. (New York time) on the date occurring three Business Days prior to the last day of then-current Variable Hire Period, then the next succeeding Variable Hire Period shall be of one month's duration);

provided, however, that (i) if such Variable Hire Period would otherwise end on a day which is not a Business Day, such Variable Hire Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Variable Hire Period shall end on the Business Day next preceding such numerically corresponding day), (ii) no Variable Hire Period may end later than the last day of the then-current Term of the Asset Use Agreement and (iii) with respect to the Assets acquired on the First Acquisition Date, the initial Variable Hire Period shall begin on (and include) the First Acquisition Date and end on (but exclude) the date occurring three (3) Business Days after the First Acquisition Date (provided that such initial Variable Hire Period shall be deemed to be extended until the Obligor provides the Obligee with a Continuation Notice), and the succeeding Variable Hire Periods with respect thereto shall be determined as set forth in clauses (b) and (c) above.

         "Warranty Assignment" is defined in Section 3.1(g) of the Asset Use Agreement.

         "Yield" is defined in Section 4.5(a) of the Trust Agreement.

         "Yield Rate" means, on any date with respect to the Certificate Amounts, the sum of LIBOR (Reserve Adjusted) plus the applicable Certificate Margin plus the Facility Fee for the Certificate Amounts; provided, however, that if such date occurs during an ABR Period, the Yield Rate shall be equal to the sum of the Alternate Base Rate on such date plus the applicable Certificate Margin.